UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1 )
Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

BRIXMOR PROPERTY GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Title of each class of securities to which transaction applies:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amount Previously Paid:

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Date Filed:

EXPLANATORY NOTE
The proxy statement has been revised prior to distributing to stockholders to clarify that our Board affirmatively determined that Thomas W. Dickson, a nominee to the board of directors, is independent for purposes of all applicable New York Stock Exchange standards, including with respect to committee service.

April 14, 2015
Dear Fellow Stockholders:
Please join us for Brixmor Property Group Inc.’s Annual Meeting of Stockholders on Wednesday, June 3, 2015, at 10:00 a.m. (Eastern Daylight Time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.
As permitted by the rules of the Securities and Exchange Commission, we are pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites the stockholders’ receipt of the materials, lowers the costs of the Annual Meeting and conserves natural resources. We sent to stockholders of record at the close of business on April 9, 2015 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our proxy statement, annual report to stockholders and annual report on Form 10-K and vote online. If you would like to receive a printed copy of our proxy materials instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice.
The matters to be acted upon at the Annual Meeting are described in detail in the accompanying notice of the Annual Meeting and the proxy statement. We also will report on matters of current interest to our stockholders.
Please use this opportunity to contribute to our company by voting on the matters to come before this Annual Meeting. Stockholders who hold shares in their own name through our transfer agent, Computershare, can vote online or by telephone. To vote online or by telephone, follow the instructions for online voting contained within your Annual Meeting materials. In addition, if you have requested or received a paper copy of the proxy materials, you can vote by completing, dating, signing and returning the proxy card sent to you in the envelope accompanying the proxy materials. Voting online, by telephone or by returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. If you do attend the Annual Meeting and wish to vote in person, you may revoke your proxy at or prior to the Annual Meeting.
Thank you for your continued support of Brixmor Property Group Inc.
Sincerely,

Michael A. Carroll Chief Executive Officer	John G. Schreiber Chairman of the Board

PROXY VOTING METHODS
If at the close of business on April 9, 2015, you were a stockholder of record, you may authorize a proxy to vote in accordance with your instructions through the Internet, by telephone or, if you have requested or received a paper copy of the proxy materials by mail, by mail, or you may vote in person at the Annual Meeting. For shares held through a broker, bank or other nominee, you may authorize a proxy by submitting voting instructions to your broker, bank or other nominee. To reduce our administrative and postage costs, we ask that you authorize a proxy through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 3 of the Proxy Statement.
If you are a stockholder of record or hold shares through a broker or bank and are voting by proxy, your proxy must be received by 11:59 p.m. on June 2, 2015 to be counted.
To authorize a proxy if you are a stockholder of record:
BY INTERNET
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Go to the website www.cesvote.com and follow the instructions, 24 hours a day, seven days a week.

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You will need the control number included on your Notice of Internet Availability or proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE
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From a touch-tone telephone, dial 1-888-693-8683 and follow the recorded instructions, 24 hours a day, seven days a week.

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You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by telephone.

BY MAIL
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Mark your selections on the proxy card.

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Date and sign your name exactly as it appears on your proxy card form.

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Mail the proxy card in the enclosed postage-paid envelope.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.
If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

BRIXMOR PROPERTY GROUP INC.
Notice of Annual Meeting of Stockholders
TIME	10:00 a.m. (Eastern Daylight Time) on Wednesday, June 3, 2015
PLACE	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017
ITEMS OF BUSINESS	1. To elect nine directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify.
2. To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.
3. To consider and vote on, on a non-binding advisory basis, a resolution to approve the compensation paid to our named executive officers, as described in the enclosed proxy statement.
4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting, or any adjournments or postponements thereof, if you were a stockholder of record at the close of business on April 9, 2015.
VOTING BY PROXY	To ensure your votes are cast, you may authorize a proxy over the Internet, by telephone or, if you have requested or received a paper copy of the proxy materials by mail, by completing, signing and returning your paper proxy card by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card.
By Order of the Board of Directors,

Steven F. Siegel
Executive Vice President, General Counsel & Secretary
This Notice of Annual Meeting and Proxy Statement are being distributed or made available, as the case may be,
on or about April 20, 2015.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 3, 2015: Our proxy statement, annual report to shareholders and annual report on Form 10-K will be available at www.viewproxy.com/Brixmor/2015 beginning on April 20, 2015.

BRIXMOR PROPERTY GROUP INC.
420 Lexington Avenue
New York, New York 10170
Telephone: (212) 869-3000
PROXY STATEMENT
Annual Meeting of Stockholders June 3, 2015 10:00 a.m. (Eastern Daylight Time)
This proxy statement is being furnished by and on behalf of the board of directors of Brixmor Property Group Inc. in connection with the solicitation of proxies to be voted at the 2015 annual meeting of stockholders. This proxy statement and our 2014 annual report to stockholders will be available at www.viewproxy.com/Brixmor/2015 beginning on April 20, 2015.
General Information
Why am I being provided with these materials?
We have made these proxy materials available to you via the Internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board”) of Brixmor Property Group Inc., a Maryland corporation (the “Company”), of proxies to be voted at our Annual Meeting of Stockholders to be held on June 3, 2015 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares in person. The Annual Meeting will be held at 10:00 a.m. Eastern Daylight Time at the offices of Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, New York 10017. For directions to the Annual Meeting you may contact our Secretary at Brixmor Property Group Inc., 420 Lexington Avenue, New York, New York 10170.
What am I voting on?
There are three proposals to be considered and voted on at the Annual Meeting:
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Proposal No. 1:   Election of nine directors to serve until our next annual meeting and until their successors are duly elected and qualify.

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Proposal No. 2:   Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.

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Proposal No. 3:   Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.

Who is entitled to vote?
Stockholders as of the close of business on April 9, 2015 (the “Record Date”), may vote at the Annual Meeting, or any postponement or adjournment thereof. As of that date, there were 297,342,656 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
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Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);

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Held for you in an account with a broker, bank or other nominee (shares held in “street name”)— Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and

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Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?
The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Stockholders who properly authorize a proxy but who instruct their proxy holder to abstain from voting on one or more matters are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes,” described below, also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How are votes counted?,” if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).
What is a “broker non-vote”?
A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, Proposal Nos. 1 and 3 are considered non-discretionary matters and a broker will lack the authority to vote shares at his/her discretion on such proposals. Proposal No. 2 is considered a discretionary matter and a broker will be permitted to exercise his/her discretion.
How many votes are required to approve each proposal?
The election of directors will be determined by a plurality of the votes cast. A plurality vote requirement means that the nine nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting in the election of our directors.
The affirmative vote of a majority of the votes cast on each other proposal at the Annual Meeting will be required to approve the proposal. While the vote on executive compensation (Proposal 3) is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.
How are votes counted?
With respect to the election of directors (Proposal No. 1), you may instruct your proxy to vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.
You may instruct your proxy to vote “FOR” or “AGAINST” or to “ABSTAIN” with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015 (Proposal No. 2) and the advisory vote on the compensation paid to our named executive officers (Proposal No. 3). Abstentions will have no effect on the outcome of Proposals Nos. 2 and 3.
If you properly authorize a proxy (whether by internet, telephone or mail) without specifying voting instructions on any matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be brought before the Annual Meeting. The Board has recommended a vote “FOR” each nominee listed herein and “FOR” Proposals Nos. 2 and 3.
Who will count the vote?
Representatives of Alliance Advisors will tabulate the votes, and representatives of Alliance Advisors will serve as inspectors of election.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
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“FOR” each of the nominees for election as directors set forth in this Proxy Statement.

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“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.

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“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.

How do I authorize a proxy to vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may authorize a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
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By Internet—If you have Internet access, you may authorize your proxy by going to www.cesvote.com and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by Internet.

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By Telephone—If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-888-693-8683 and by following the recorded instructions. You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by telephone.

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By Mail—If you have requested or received a paper copy of the proxy materials by mail, you may authorize your proxy by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the envelope that has been provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.
Internet and telephone voting facilities will close at 11:59 p.m. on June 2, 2015 for the voting of shares held by stockholders of record or held in street name.
Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 2, 2015.
How do I vote my shares in person at the Annual Meeting?
First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice of Internet Availability or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
What does it mean if I receive more than one Notice on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you authorize a proxy by Internet or telephone, vote once for each Notice you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have authorized a proxy by Internet, telephone or mail, if you are a stockholder of record, you may change your voting instructions or revoke your proxy by:
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Sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than June 2, 2015;

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Authorizing a proxy again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. on June 2, 2015;

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Submitting a properly signed proxy card with a later date that is received no later than June 2, 2015; or

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Attending the Annual Meeting, revoking your proxy and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Do I need a ticket to be admitted to the Annual Meeting?
You will need your proof of identification along with either your Notice or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Brixmor Property Group Inc. stock, such as a bank or brokerage account statement.
Do I also need to present identification to be admitted to the Annual Meeting?
Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.
No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
Could other matters be decided at the Annual Meeting?
At the date this Proxy Statement went to press, we did not know of any matters that may be properly presented at the Annual Meeting other than those referred to in this Proxy Statement.
If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
On January 16, 2015, in connection with the sale of shares of our common stock by certain investment funds affiliated with The Blackstone Group L.P. (“Blackstone”), Blackstone ceased to own a majority of the shares of our common stock. As a result, Nadeem Meghi resigned from our Board and the size of our Board was reduced to eight directors. On April 1, 2015, Thomas W. Dickson was appointed to our Board of Directors. In connection with his appointment, our Board was expanded to nine directors. Upon the recommendation of the Nominating and Corporate Governance Committee, nine nominees will be proposed for election as directors at the Annual Meeting to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualify. Our nominees were selected by the Board, based on the recommendation of the Nominating and Corporate Governance Committee. All nine nominees currently serve on our board of directors.
All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board alternatively acts to reduce the size of the board or maintain a vacancy on the board in accordance with our bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election to the Board of Directors in 2015

The following information describes the offices held, other business directorships and the term of service of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.
Name	Age	Principal Occupation and Other Information
Michael A. Carroll	46	Mr. Carroll has served as our Chief Executive Officer since February 2009. Mr. Carroll has served as a Director since 2013. From April 2007 through February 2009, Mr. Carroll was our Executive Vice President and Chief Operating Officer. From March 2005 through April 2007, Mr. Carroll was Executive Vice President, Real Estate Operations of New Plan Excel Realty Trust, Inc., the Company’s predecessor, and, from March 2002 to March 2005, was its Senior Vice President, Director of Redevelopment. Between November 1992 and March 2002, Mr. Carroll held various positions of increasing seniority at New Plan Excel Realty Trust, Inc., including Vice President, Asset Management, Vice President, Leasing and Senior Vice President, Director of Redevelopment. Mr. Carroll received a B.S.B.A. from Bowling Green State University and an M.B.A. from The University of Toledo.
John G. Schreiber	68	Mr. Schreiber has served as a Director since 2013. Mr. Schreiber is the President of Centaur Capital Partners, Inc. and a Partner and Co-Founder of Blackstone Real Estate Advisors. Mr. Schreiber has overseen all of Blackstone’s real estate investments since 1992. Previously, Mr. Schreiber served as Chairman and Chief Executive Officer of JMB Urban Development Co. and Executive Vice President of JMB Realty Corp. Mr. Schreiber currently serves on the board of JMB Realty Corp., Blackstone Mortgage Trust, Inc. and Hilton Worldwide Holdings Inc., is a Trustee of a number of mutual funds managed by T. Rowe Price Associates and is a past board member of General Growth Properties, Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company and AMLI Residential Properties Trust, Inc. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School.
A.J. Agarwal	48	Mr. Agarwal has served as a Director since 2013. Mr. Agarwal is a Senior Managing Director in Blackstone’s Real Estate Group. Mr. Agarwal oversees the U.S. core plus real estate business for the Real Estate Group. Prior to

Name	Age	Principal Occupation and Other Information
		joining the Real Estate Group in 2010, Mr. Agarwal was a member of Blackstone’s Financial Advisory Group, leading the firm’s advisory practice in a number of areas, including real estate and leisure/lodging. Mr. Agarwal graduated magna cum laude from Princeton University and received an M.B.A. from Stanford University Graduate School of Business. Mr. Agarwal serves on the Board of Directors of Extended Stay America, Inc.
Michael Berman	57	Mr. Berman has served as a Director since 2013. Mr. Berman is the Executive Vice President and Chief Financial Officer of General Growth Properties, Inc. (“GGP”) and oversees its finance, accounting, capital markets and investor relations functions. He joined GGP in December 2011, and has over 25 years of combined experience in the real estate and financial industries. From December 2005 until he joined GGP, Mr. Berman served as Executive Vice President and Chief Financial Officer of Equity LifeStyle Properties, Inc. (“ELS”). From September 2003 until December 2005, Mr. Berman served as Vice President, Chief Financial Officer and Treasurer of ELS. During 2003, Mr. Berman was an associate professor at the New York University Real Estate Institute. From 1997 to 2002, he was a managing director in the investment banking department at Merrill Lynch & Co. Mr. Berman holds an M.B.A. from Columbia University Graduate School of Business, a J.D. from Boston University School of Law and a bachelor’s degree from Binghamton University in New York. Mr. Berman is a member of the Columbia Business School Real Estate Advisory Board.
Anthony W. Deering	70	Mr. Deering has served as a Director since 2013. Mr. Deering has served as Chairman of Exeter Capital, LLC, a private investment firm, since November 2004. Prior thereto, Mr. Deering served as Chairman of the Board and Chief Executive Officer of The Rouse Company, a large publicly-traded national real estate company, from 1997 to November 2004. With The Rouse Company since 1972, Mr. Deering previously had served as Vice President and Treasurer, Senior Vice President and Chief Financial Officer and President and Chief Operating Officer. Mr. Deering serves as Lead Independent Director on the Boards of the T. Rowe Price Mutual Funds (includes 62 mutual funds), is a member of the Board of Directors of Under Armour, Inc. and is a member of the Deutsche Bank Americas Regional Client Advisory Board. Mr. Deering has served in the past as a director of Vornado Realty Trust and Mercantile Bank. He received a B.S. from Drexel University and an M.B.A. from the Wharton School, University of Pennsylvania.
Thomas W. Dickson	59	Mr. Dickson has served as a Director since April 2015. Mr. Dickson most recently served as Chief Executive Officer of Harris Teeter, which operates a regional chain of more than 200 supermarkets, primarily in the Southeastern and Mid-Atlantic United States, from February 1997 until January 2014, and also served as Chairman of the Board of Harris Teeter from March 2006 until January 2014. Prior to becoming Chief Executive Officer, Mr. Dickson served as President of Harris Teeter from February 1997 through March 2012 and as Executive Vice President of Harris Teeter from February 1996 to February 1997. From February 1994 to February 1996, Mr. Dickson served as President of American & Efird, Inc., Harris Teeter’s former A&E subsidiary, and from February 1991 to February 1994 he served as Executive Vice President of American & Efird, Inc. He served as Chairman of the Board of The Pantry, Inc. from April 2014 until its sale in March 2015. Mr. Dickson attained a B.A. and M.B.A. from the University of Virginia.

Name	Age	Principal Occupation and Other Information
Jonathan D. Gray	45	Mr. Gray has served as a Director since 2013. Mr. Gray is Blackstone’s global head of real estate and a member of the board of directors of Blackstone. He also sits on Blackstone’s management and executive committees. Since joining Blackstone in 1992, Mr. Gray has helped build the largest real estate platform in the world with over $80 billion in investor capital under management as of September 30, 2014. Mr. Gray received a B.S. in Economics from the Wharton School, as well as a B.A. in English from the College of Arts and Sciences at the University of Pennsylvania, where he graduated magna cum laude and was elected to Phi Beta Kappa. He currently serves as Chairman of the Board of Hilton Worldwide Holdings Inc. He also serves on the board of Nevada Property I LLC (Cosmopolitan Hotel) and Trinity School and is Chairman of the Board of Harlem Village Academies.
William D. Rahm	36	Mr. Rahm has served as a Director since 2013. Mr. Rahm is a Senior Managing Director of Centerbridge Partners, L.P., which he joined at its inception in 2006. He currently focuses on investments in the real estate, gaming and lodging sectors. Prior to joining Centerbridge, Mr. Rahm was a member of Blackstone’s real estate private equity group, where he completed investments in lodging businesses and real estate assets. Mr. Rahm graduated cum laude from Yale College. He received his J.D. cum laude from Harvard Law School and his M.B.A. with distinction from Harvard Business School. Mr. Rahm serves on the Board of Directors of Extended Stay America, Inc. and the Board of Directors for Carefree Communities, Inc.
William J. Stein	53	Mr. Stein has served as a Director since 2011. Mr. Stein is a Senior Managing Director and Global Head of Asset Management in Blackstone’s Real Estate Group. Since joining Blackstone in 1997, Mr. Stein has been involved in the direct asset management and asset management oversight of Blackstone’s global real estate assets. Before joining Blackstone, Mr. Stein was a Vice President at Heitman Real Estate Advisors and JMB Realty Corp. Mr. Stein received a B.B.A. from the University of Michigan and an M.B.A. from the University of Chicago. Mr. Stein also serves on the Board of Directors of Hilton Worldwide Holdings Inc. and Nevada Property 1 LLC (Cosmopolitan Hotel).
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors and Certain Governance Matters
The business and affairs of the Company are managed under the direction of our Board, as provided by Maryland law, and the Company conducts its business through meetings of the Board and its three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Until January 16, 2015, because Blackstone owned more than 50% of the voting power in our Company, we were a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) corporate governance standards. As a “controlled company” we were entitled to, and elected to, utilize certain NYSE corporate governance exemptions. Effective January 16, 2015, we no longer qualified as a “controlled company” and accordingly have a transition period of one-year to comply with certain corporate governance requirements, including the requirement that a majority of the board of directors consist of independent directors, and the requirement that we have a compensation committee and a nominating committee that is each composed entirely of independent directors.
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:
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our Board is not classified and each of our directors is subject to re-election annually, and we will not classify our Board in future without the approval of our stockholders;

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our directors may be removed by the vote of a majority of the votes entitled to be cast and our Board may not increase the vote required to remove a director without stockholder approval;

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we have a fully independent audit committee and majority independent compensation and nominating and corporate governance committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

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we have opted out of the Maryland business combination and control share acquisition statutes, and in the future will not opt in without stockholder approval; and

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we do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without stockholder approval.

The stockholders’ agreement described below under “Transactions with Related Persons” provides that so long as Blackstone and members of management who owned shares prior to our initial public offering, which was completed on November 4, 2013 (the “IPO”), and their affiliates together continue to beneficially own at least 5% of the total Outstanding Brixmor Interests, we are required to nominate a certain number of individuals designated by Blackstone for election as our directors as specified in our stockholders’ agreement. “Outstanding Brixmor Interests” means, collectively, the outstanding shares of our common stock and the common units of partnership interest (“OP Units”) in our operating partnership, Brixmor Operating Partnership LP, a Delaware limited partnership (“Operating Partnership”), held by persons other than our wholly-owned subsidiary BPG Subsidiary Inc., a Delaware corporation (“BPG Subsidiary”), and Brixmor Property Group Inc. (“Outstanding OP Units”). Pursuant to the stockholders’ agreement, Blackstone is entitled to designate four individuals for nomination for election at the Annual Meeting; accordingly, Blackstone has designated, and the Board has selected Messrs. Schreiber, Agarwal, Gray and Stein to be nominated for election as directors at the Annual Meeting. The provisions of the stockholders’ agreement relating to the designation of nominees will remain until the earlier of such time as Blackstone is no longer entitled to nominate a director pursuant to the stockholders’ agreement or such time as Blackstone requests that the stockholders’ agreement terminate. See “Transactions with Related Persons—Stockholders’ Agreement.”

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance

Guidelines require the Board to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material.
The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of Messrs. Berman, Deering, Dickson and Rahm is independent for purposes of all applicable New York Stock Exchange standards, including with respect to committee service. Our Board has also determined that each of Messrs. Berman, Deering and Rahm is “independent” for purposes of Section 10A(m)(3) of the Exchange Act.
In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

Board Structure

Our Board is led by the Chairman. The Chief Executive Officer position is separate from the Chairman position. We believe that the separation of the Chairman and Chief Executive Officer positions is appropriate corporate governance for us at this time. Accordingly, Mr. Schreiber serves as Chairman, while Mr. Carroll serves as our Chief Executive Officer. Our
Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. Schreiber’s attention to Board and committee matters allows Mr. Carroll to focus more specifically on overseeing the Company’s day to day operations as well as strategic opportunities and planning.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s Committees.
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael A. Carroll
John G. Schreiber		X
A.J. Agarwal
Michael Berman	X, Chair	X
Anthony W. Deering	X		X
Thomas W. Dickson
Jonathan D. Gray
William D. Rahm	X	X, Chair	X
William J. Stein			X, Chair
On February 24, 2015, to comply with the NYSE’s transition rules for controlled companies, the Board appointed Mr. Berman to the Compensation Committee to replace Mr. Stein, who served as a member of the Compensation Committee during the year ended December 31, 2014. Also on February 24, 2015, to comply with the NYSE’s transition rules for controlled companies, the Board appointed Mr. Deering to the Nominating and Corporate Governance Committee to replace Mr. Agarwal, who served as a member of the Nominating and Corporate Governance Committee during the year ended December 31, 2014. Each of these appointments was effective April 1, 2015.
All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2014, the Board held eleven meetings, the Audit Committee held eight meetings, the Compensation Committee held four meetings and the Nominating and Corporate Governance Committee held three meetings. All of our directors attended at least 75% of the aggregate of the meetings of the Board and relevant committee meetings in 2014.

Committee Membership

Audit Committee
All members of the Audit Committee are “independent,” consistent with our Audit Committee charter and the applicable NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the New York Stock Exchange. In addition, our Board has determined that Messrs. Berman and Mr. Deering qualify as audit committee financial experts as defined by applicable Securities and Exchange Commission (“SEC”) regulations. The Board reached its conclusion as to Mr. Berman’s qualification based on, among other things, his more than ten years of experience as the Chief Financial Officer of two public real estate investment trusts. The Board reached its conclusion as to Mr. Deering’s qualification based on, among other things, his more than seven years of experience as either the Chief Executive Officer or the Chief Financial Officer of a large publicly-traded national real estate company.
The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Audit Committee Charter, and include among others the following:
•
carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

•
selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;

•
reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;

•
reviewing reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company’s internal controls;

•
reviewing the work of our internal audit function; and

•
reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC.
On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management” below.
Compensation Committee
William D. Rahm and Michael Berman are the members of the Compensation Committee who have been affirmatively determined by the Board to be “independent” as defined by our Corporate Governance Guidelines and the applicable NYSE listing standards applicable to boards of directors in general and compensation committees in particular.
The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Compensation Committee Charter, and include among others the following:
•
establishing and reviewing the overall compensation philosophy of the Company;

•
reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;

•
evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;

•
reviewing and approving or making recommendations to the Board on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;
•
considering policies and procedures pertaining to expense accounts of senior executives;

•
reviewing and approving, or making recommendations to the Board with respect to incentive-compensation plans and equity-based plans that are subject to the approval of the Board, and overseeing the activities of the individuals responsible for administering those plans;

•
reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders;

•
reviewing and making recommendations to the Board, or approving, all equity-based awards, including pursuant to the Company’s equity-based plans;

•
monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans; and

•
reviewing and monitoring all employee retirement, profit sharing and benefit plans of the Company.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include, among others, overseeing the preparation of the Compensation Discussion and Analysis and determining whether or not to recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction.
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.
In 2014, Mr. Carroll generally participated in discussions and deliberations with the Compensation Committee regarding determinations of annual cash incentive awards for our executive officers. Specifically, he made recommendations to the Compensation Committee regarding executive salaries, equity awards, the performance targets used under our annual bonus plan and the amounts of annual cash incentive awards. Mr. Carroll did not participate in deliberations regarding his own compensation.
For 2014, the Compensation Committee engaged the services of FPL Associates L.P. (“FPL”) as its independent outside compensation consultant. All executive compensation services provided by FPL were conducted under the direction or authority of the Compensation Committee, and all work performed by FPL was pre-approved by the Compensation Committee. Neither FPL nor any of its affiliates maintains any other direct or indirect business relationships with the Company. As requested by the Compensation Committee, in 2014, FPL’s services to the Compensation Committee included preparing analyses and recommendations of senior executive compensation levels as compared to the Public REIT Peer Group (See “Compensation Discussion and Analysis—Compensation Determination Process” for a description of the Public REIT Peer Group) and recommending executive compensation program changes, including to the annual cash incentive awards under our annual bonus plan.
Nominating and Corporate Governance Committee
William D. Rahm and Anthony W. Deering are the members of the Nominating and Corporate Governance Committee who have been affirmatively determined by the Board to be “independent” as defined by our Corporate Governance Guidelines and the applicable NYSE listing standards.
The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Nominating and Corporate Governance Committee Charter, and include among others the following:
•
establishing the criteria for the selection of new directors;

•
identifying and recommending to the Board individuals to be nominated as directors;

•
evaluating candidates for nomination to the Board, including those recommended by stockholders;

•
conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•
considering questions of independence and possible conflicts of interest of members of the Board and executive officers;

•
reviewing and recommending the composition and size of the Board;

•
overseeing the evaluation of the Board, its committees, as applicable, and management; and

•
recommending members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any member of any committee.

Oversight of Risk Management

The Board exercises oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements.
Through its regular meetings with management, including the finance, legal, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. In accordance with our
Corporate Governance Guidelines, the independent directors have elected Mr. Rahm from among themselves to serve as the Presiding Independent Director to call and preside at executive sessions. The Audit Committee also meets regularly in executive session.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board.
Our Corporate Governance Guidelines, our Audit, Compensation and Nominating and Corporate
Governance Committee charters and other corporate governance information are available on the Governance page of the Investors section on our website at www.brixmor.com. Any stockholder also may request them in print, without charge, by contacting the Secretary at Brixmor Property Group Inc., 420 Lexington Avenue, New York, New York 10170.

Code of Business Conduct and Ethics and Code of Conduct for Senior Financial Officers

We have a Code of Business Conduct and Ethics which applies to all directors, officers and employees of the Company and a Code of Conduct for Senior Financial Officers which applies to our principal executive officer, principal financial officer and principal accounting officer or controller and persons performing similar functions. Each of these codes is available on our internet website www.brixmor.com under Investors: Governance. The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. The Code of Conduct for Senior Financial Officers satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or any waivers of the Code of Business Conduct and Ethics or Code of Conduct for Senior Financial Officers granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.
As described in our Code of Business Conduct and Ethics, the Company’s directors, officers and employees are provided with three avenues through which they can report violations or suspected violations with respect to accounting or auditing matters: a toll-free phone line, in writing, and a website. The toll-free number for directors, officers and employees is available 24 hours a day, seven days a week. Directors, officers and employees may also report integrity concerns via the internet. Directors, officers and employees may report any violation of the Code of Business Conduct and Ethics that does not concern accounting or auditing matters either in writing or in person. Violations or suspected violations of the Code of Conduct for Senior Financial Officers must be reported to the Company’s General Counsel or the Chairman of the Audit Committee of the Board of Directors and may be made in person, in writing or through a toll-free phone line. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

Director Nomination Process

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for election as directors to the Board. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, familiarity with our business and industry, independence of thought and his or her ability to work collegially with the other members of the Board. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.
In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
Each of Messrs. Schreiber, Agarwal, Gray and Stein were recommended by Blackstone as director nominees pursuant to the stockholders’ agreement; each of Messrs. Berman, Deering and Rahm were recommended by management as director nominees; and Mr. Carroll is our chief executive officer.
In the case of Mr. Dickson, CT Partners, an executive search firm, initially identified him as a potential director for the Board. Prior to his appointment, the Nominating and Corporate Governance Committee Chairman, as well as a number of other members of the Board, met with Mr. Dickson to consider whether he would be an appropriate candidate for the Board. On April 1, 2015, the Nominating and Corporate Governance Committee met to review Mr. Dickson’s qualifications and consider his candidacy. At that meeting, they voted unanimously to recommend Mr. Dickson to the Board. Following such recommendation, the Board voted unanimously to nominate Mr. Dickson to the Board.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. A significant number of our directors possess experience in owning and managing public and privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to publicly traded companies like ours. Finally, many of our directors possess substantial expertise in advising and managing companies in various segments of the real estate industry.
•
Mr. Carroll—our Board considered Mr. Carroll’s extensive familiarity with our business and portfolio and his thorough knowledge of our industry owing to his 22-year history with the Company and its predecessors, serving in various senior and executive capacities.

•
Mr. Schreiber—our Board considered Mr. Schreiber’s extensive experience with, and strong record of success in investing in, real estate-related assets, particularly in light of his having co-founded Blackstone Real Estate Advisors, as well as his significant experience in serving as a director of various other companies, including real estate companies.

•
Mr. Agarwal—our Board considered Mr. Agarwal’s expertise as a Senior Managing Director in evaluating real estate acquisitions in the North American region and his financial advisory background in the real estate and leisure/lodging sector.

•
Mr. Berman—our Board considered Mr. Berman’s extensive experience in the real estate and finance industries, including in the retail property sector in particular, and his familiarity with financial reporting and accounting matters.

•
Mr. Deering—our Board considered Mr. Deering’s extensive experience in the real estate industry, including serving as Chairman of the Board and Chief Executive Officer of The Rouse Company, his familiarity with financial reporting and accounting matters and his significant experience in serving as a director of other public companies.

•
Mr. Gray—our Board considered Mr. Gray’s depth and breadth of success serving as Blackstone’s global head of real estate, the largest real estate platform in the world, as well as the experience he brings, having served on the boards of a diverse group of entities.

•
Mr. Rahm—our Board considered Mr. Rahm’s extensive experience resulting from his focus on investments in the real estate, gaming and lodging sector at Centerbridge, his directorship experience and his knowledge of the company.

•
Mr. Stein—our Board considered Mr. Stein’s 16-year tenure with Blackstone involving the direct asset management and asset management oversight of Blackstone’s global real estate assets, as well as his prior executive positions at other real estate advisory firms.

•
Mr. Dickson—Our Board considered Mr. Dickson’s extensive operational experience and expertise in the supermarket grocery business, his broad real estate knowledge and his substantial public company board experience.

In 2015, this process resulted in the Nominating and Corporate Governance Committee’s recommendation to the Board, and the Board’s nomination, of the nine incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Brixmor Property Group Inc., 420 Lexington Avenue, New York, New York 10170. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration.
Stockholders may also nominate qualified candidates for the Board by complying with the advance notification, timeliness, consent, information and other requirements of our Bylaws regarding director nominations. These requirements are also described under the caption “Stockholder Proposals for the 2016 Annual Meeting.”

Communications with the Board

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the Presiding Independent Director or chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committees or to any committee of the Board, or to the non-management or independent directors as a group, may do so by (1) addressing such communications or concerns to the Board of Directors or any such individual directors or group or committee of directors by either name or title and sending it by mail to Brixmor Property Group Inc., c/o General Counsel, 420 Lexington Avenue, New York, New York 10170 or (2) sending an email to PresidingIndependentDirector@brixmor com. Such communications may be done confidentially or anonymously.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers, other than Mr. Michael A. Carroll, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2015.”
Name	Age	Principal Occupation and Other Information
Michael V. Pappagallo	56	President and Chief Financial Officer since May 2013. From April 2010 to May 2013, Mr. Pappagallo was Chief Operating Officer of Kimco Realty Corporation (“Kimco”). From May 1997 to April 2010, Mr. Pappagallo served as Chief Financial Officer of Kimco. Prior to joining Kimco in 1997, Mr. Pappagallo was the Chief Financial Officer of G.E. Capital’s commercial real estate financing business, and held various other financial and business development positions. Mr. Pappagallo’s background also includes nine years at the accounting firm KPMG LLP, where he served as Senior Manager in the audit group, responsible for serving a variety of clients in industries ranging from financial services to manufacturing. Mr. Pappagallo received a B.B.A. in Accounting from Iona College. Mr. Pappagallo serves on the Board of Directors of Signature Bank.
Brian T. Finnegan	34	Executive Vice President, Leasing since November 2014. From January 2009 to October 2014, Mr. Finnegan was Senior Vice President, Leasing & Redevelopment for the West region. He served as Vice President, Redevelopment from November 2007 to December 2008 and as Regional Vice President, Leasing from June 2006 to October 2007. Mr. Finnegan joined Kramont Realty Trust, a predecessor of Brixmor, in 2004 as a Senior Leasing Associate. Previously, he worked as a Leasing Associate with a retail brokerage, Legend Properties. Mr. Finnegan received a B.A. from Duquesne University.
Steven F. Siegel	55	Executive Vice President, General Counsel since April 2007 and also Secretary since May 2007. From March 2002 to April 2007, Mr. Siegel was Executive Vice President of New Plan Excel Realty Trust, Inc. and was its General Counsel since 1991. Mr. Siegel joined New Plan Excel Realty Trust, Inc. in 1991 and was a Senior Vice President from September 1998 to March 2002. Mr. Siegel received a B.S. and a J.D. from St. John’s University.
Dean Bernstein	57	Executive Vice President, Acquisitions and Dispositions since April 2007. From 2005 to April 2007, Mr. Bernstein was Executive Vice President, Acquisitions/Dispositions of New Plan Excel Realty Trust, Inc. Mr. Bernstein joined New Plan Excel Realty Trust, Inc. in 1991 and was its Senior Vice President, Acquisitions/Dispositions from January 2001 to February 2005 and its Senior Vice President, Finance from September 1998 to January 2001. Mr. Bernstein received a B.S. from the Syracuse University School of Management and an M.B.A. from New York University.

Name	Age	Principal Occupation and Other Information
Steven A. Splain	53	Chief Accounting Officer since April 2007 and also Executive Vice President since July 2008. Prior thereto, Mr. Splain served as Senior Vice President, Chief Accounting Officer of New Plan Excel Realty Trust, Inc. Prior to his joining New Plan Excel Realty Trust, Inc. in 2000, Mr. Splain spent five years as Corporate Controller of Grove Property Trust and ten years as a tax manager specializing in real estate with Blum, Shapiro & Co., a certified public accounting firm. Mr. Splain received a B.S. from Southern Connecticut State University.
Carolyn Carter Singh	52	Executive Vice President, Human Resources & Administration since July 2010. From April 2007 through July 2010, Ms. Singh served as our Senior Vice President, Human Resources & Administration. Until April 2007, she was Senior Vice President, Human Resources & Administration of New Plan Excel Realty Trust, Inc., having joined New Plan Excel Realty Trust, Inc. as Director of Human Resources in 2001. Ms. Singh received a B.A. from Rowan University.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2015.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted for the ratification of the selection of Ernst & Young LLP unless you specify otherwise.
Audit and Non-Audit Fees

In connection with the audit of the 2014 financial statements, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company.
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our financial statements for 2014 and 2013 and fees billed for other services rendered by Ernst & Young LLP for those periods:
	2014	2013
Audit Fees(1)	$1,610,295	$4,288,824
Audit-related fees(2)	493,526	651,000
Tax fees(3)	664,756	662,607
All other fees(4)	2,172	0
Total:	$2,770,749	$5,602,431
(1)
Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and the review of financial statements included in Forms 10-Q and Forms 10-K. The fees are for services that are normally provided by Ernst & Young LLP in connection with statutory or regulatory filings or engagements.

(2)
Includes fees billed in each of the last two fiscal years for services performed by Ernst & Young LLP that are related to the Company’s SEC filings and other research and consultation services.

(3)
Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.

(4)
Includes the aggregate fees recognized in each of the last two fiscal years for products and services provided by Ernst & Young LLP, other than those services described above.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was.
Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

PROPOSAL NO. 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 20 to 43. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.
The text of the resolution in respect of proposal no. 3 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”
In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 20 to 29, as well as the discussion regarding the Compensation Committee on pages 10 to 11.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of  “The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Michael Berman, Chair
Anthony W. Deering
William D. Rahm

Report of the Compensation Committee

The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.
Submitted by the Compensation Committee of the Board of Directors:
William D. Rahm
John G. Schreiber
William J. Stein, Chair

Compensation of Our Officers and Directors
Compensation Discussion and Analysis

Executive Summary
CY2014 Named Executive Officers
•
Michael A. Carroll, Chief Executive Officer

•
Michael V. Pappagallo, President and Chief Financial Officer

•
Steven F. Siegel, Executive Vice President, General Counsel and Secretary

•
Dean Bernstein, Executive Vice President, Acquisitions and Dispositions

•
Steven A. Splain, Executive Vice President and Chief Accounting Officer

•
Timothy Bruce, our former Executive Vice President, Leasing and Redevelopment

Mr. Bruce served as our Executive Vice President, Leasing and Redevelopment from August 2011 until October 30, 2014, and Mr. Bruce continued his employment with the Company through November 28, 2014. On November 3, 2014, Brian T. Finnegan became our Executive Vice President, Leasing.
Purpose of Compensation Program
Our executive compensation program is designed to attract and retain individuals with the qualifications to manage and lead the Company as well as to motivate them to develop professionally and contribute to the achievement of our financial goals and ultimately create and grow our equity value.
Say on Pay
In 2014, shareholders showed strong support of our executive compensation programs with 98.8% of the votes cast for the approval of the “say on pay” proposal at our 2014 annual meeting of shareholders.

Primary Components of Executive Compensation
Component	Form	Objective & Explanation
Salary	Cash	- Base level compensation, rewards day-to-day performance and standard job duties - Reflects level of responsibilities and experience/tenure
Annual Bonus Plan (“Bonus”)	Cash
-
Earned for achievement of annual performance objectives

-
2014 performance objectives for CEO and President & CFO were based on Company financial metrics

-
2014 performance objectives for other NEOs were the same Company financial metrics (75%) and Individual Goals (25%).

-
NEOs have bonus ranges with Threshold, Target and Maximum levels represented as percentages of base salary. Performance below Threshold would result in no bonus paid for the respective hurdle.

-
Aids in retention

Long Term Incentive (“LTI”)	RSUs or LTIPs
-
Motivates executives to focus on longer term value creation, sustained financial performance

-
Provides alignment of interests with shareholders

-
Performance geared toward total shareholder return over a 3-year period

-
Aids in retention

Target Pay
At CY2014 Target levels, the compensation pay mix for the CEO and other current NEOs is as follows, illustrating that the program is heavily weighted toward incentive compensation or pay for performance.
Executive Pay Mix at CY14 Target Levels

Incentive-based pay for all NEOs averages 79% of total pay
Company Performance Versus Metrics
Brixmor’s annual bonus program features best practices, including the incorporation of multiple performance metrics. The financial metrics used are key indicators of the executive team’s effectiveness at leading the broader team in the management of our properties (NOI), our overall business (EBITDA) and cash flow (AFFO).
While the LTI program is geared toward relative and absolute total shareholder return (TSR) over a three year period, the initial grant under the LTI plan included transition grants with one and two year performance tranches. Tranche one’s performance period was CY2104 and used a combination of financial metrics (AFFO and EBITDA) and individual goals.
The following illustrates the achievement level of performance versus financial metrics for Brixmor’s 2014 annual bonus plan and long-term incentive plan.

MAXIMUM
Performance Level
NOI: $2.82/sh
AFFO: $1.26/sh
EBITDA: $2.77/sh
AFFO: $1.25/sh Bonus & LTI
EBITDA: $2.76/sh Bonus & LTI
TARGET
Performance Level
NOI: $2.79/sh
AFFO: $1.23/sh
EBITDA: $2.75/sh
NOI: $2.79/sh Bonus Only
THRESHOLD
Performance Level
(75% OF TARGET)
NOI: $2.78/sh
AFFO: $1.21/sh
EBITDA: $2.74/sh

Executive Compensation Philosophy and Corporate Governance
Our compensation philosophy is based on best practices, and our corporate governance standards are designed to align executive compensation with long-term shareholder interests.
What we do:
✓
Structure our Board with experienced leadership including a non-executive Chairman, a Lead Independent Director and knowledgeable committee chairs.

✓
The Compensation Committee conducts regular reviews of compensation strategies and programs, including our compensation risk profile, ensuring policies and programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

✓
The Compensation Committee directly retains the compensation consultant, FPL Associates, and the consultant performs no other services for management.

✓
Compensation programs are designed to reflect our culture of pay for performance—the majority of the NEOs’ Target pay is performance driven.

✓
Our NEOs’ severance agreements contain a “double trigger” change in control provision.

✓
Ensure our LTI program drives long term value creation and aligns interests of executives and shareholders:

-
100% of LTI must be earned–no component is received by executives based solely on time with the company.

-
Once awards are earned, vesting occurs over multiple years as a form of retention.

-
Dividends on restricted stock units are only paid on earned units and accrue during the vesting period.

-
Program contains a claw back provision.

What we do not do:
X
We do not offer excessive perquisites or special health and welfare plans to executives.

X
Policy prohibits NEOs and Board members from engaging in any hedging transactions with respect to equity securities of the Company held by them, which includes the purchase of any financial instrument designed to hedge or offset any decrease in the market value of such equity securities.

Executive Compensation Objectives and Philosophy
Our primary executive compensation objectives are to:
•
attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, create and maintain our long-term equity value:

•
reward senior management in a manner aligned with our financial performance and individual goals; and

•
align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

To achieve our objectives, we deliver executive compensation through a combination of the following components: (1) base salary; (2) annual cash incentive compensation; (3) long-term equity compensation; (4) other employee benefits and perquisites; and (5) severance benefits. In 2014, there was one additional element of compensation, relating to retention bonuses we awarded to certain key employees, including certain of the named executive officers, at the time of our purchase of certain United States assets and the management platform of Centro Properties Group and its managed funds (the “Acquisition”), which was consummated on June 28, 2011.
Say-on-Pay and Say-on-Frequency Votes
Each year, the Compensation Committee considers the outcome of the shareholder advisory vote on executive compensation when making future decisions relating to the compensation of our named executive officers and our executive compensation program and policies. In 2014, shareholders showed strong support of our executive compensation programs, with nearly 98.8% of the votes cast for the approval of the “say-on-pay” proposal at our 2014 annual meeting of shareholders. The Compensation Committee is committed to continuing the alignment of our named executive officers’ compensation with the Company’s performance that the Compensation Committee believes elicited almost unanimous shareholder support.
In light of the voting results with respect to the frequency of shareholder votes on executive compensation at the 2014 annual meeting of shareholders, the Board decided that Brixmor will hold an advisory vote on the compensation of named executive officers at each annual meeting of shareholders until the next required vote on the frequency of shareholder votes on executive compensation. As the Dodd-Frank Act requires that such shareholder votes on frequency be held at least once every six years, we currently expect the next shareholder vote on frequency to occur at the Company’s 2020 annual meeting.
Compensation Determination Process
Role of the Compensation Committee and Management
The Compensation Committee of our Board is responsible for determining the compensation of our Chief Executive Officer and our other executive officers. At the beginning of each performance cycle, the Compensation Committee approves financial goals designed to align executive pay with company performance and stockholder interests, provide competitive pay opportunities dependent on company performance, retain talent, create optimal stockholder value and mitigate material risk. The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities.
Our Chief Executive Officer works closely with the Compensation Committee in managing our executive compensation program and he attends meetings of the Compensation Committee. Because of his daily involvement with the executive team, our Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation for the executive officers other than himself. Our Chief Executive Officer does not participate in discussions with the Compensation Committee regarding his own compensation.
Role of the Compensation Consultant
For 2014, we reviewed, and engaged a compensation consultant, FPL, to assist us in evaluating the elements and levels of our executive compensation, including base salaries, annual cash incentive awards and annual equity-based incentives for our named executive officers. All executive compensation services provided by FPL were conducted under the direction or authority of the Compensation Committee, and all work performed by FPL was pre-approved by the Compensation Committee. FPL’s services to the Compensation Committee included (1) reviewing size and performance statistics for the Company and the Public REIT Peer Group (2) preparing analyses and recommendations of the Company’s five highest executive compensation levels as compared to the Public REIT Peer Group (3) preparing competitive benchmarking on an individual and pay component basis and (4) recommending executive compensation program changes, including to the annual cash incentive awards under our annual bonus plan.
Use of Comparative Market Data
As requested by the Compensation Committee, in 2014, FPL, using their proprietary database that reflects information collected primarily via FPL projects, FPL surveys, and public filings, focused on six compensation components: (1) base salary, (2) target annual bonus, (3) actual annual bonus, (4) target total annual cash compensation, (5) long-term incentive and (6) total remuneration. The Compensation Committee, in its discretion in setting the compensation elements and levels for the named executive officers, took this data into consideration. Actual compensation of our named executive officers may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.
The Public REIT Peer Group consists of 13 companies comparable to Brixmor in terms of property focus, size and/or geography. In 2014, the Public REIT Peer Group included:

Public REIT Peer Group
AvalonBay Communities, Inc.	Host Hotels & Resorts, Inc.
CBL & Associates Properties, Inc.	Kimco Realty Corporation
DDR Corp.	Macerich Company
Digital Realty Trust, Inc.	Regency Centers Corporation
Equity One, Inc.	Taubman Centers, Inc.
Federal Realty Investment Trust	Vornado Realty Trust
Weingarten Realty Investors
Compensation Elements
Base Salary
Base salary compensates our executives for performing the day-to-day requirements of their positions and provides them with a minimum level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of an executive officer’s base salary should reflect that executive officer’s performance, experience and breadth of responsibilities, salaries for similar positions within the community and in our industry generally, and any other factors relevant to that particular job. The minimum base salary payable to each named executive officer is set by the terms of an employment agreement entered into with each named executive officer, the material terms of which are summarized in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Our Named Executive Officers” below. Each executive officer is reviewed annually and is eligible for a discretionary annual merit increase. Base salaries may also be adjusted at other times to deal with competitive pressures or changes in job responsibilities.
In March 2014, as part of the annual merit review, the Compensation Committee increased the base salary of each of Messrs. Siegel, Bernstein, Splain and Bruce effective January 1, 2014 as reflected in the table below and determined to maintain Mr. Carroll and Mr. Pappagallo at their current base salaries.

The following table reflects our named executive officers’ base salaries at the end of 2013 and 2014.
Name	Base salary as of December 31, 2013	Base Salary as of December 31, 2014
Michael A. Carroll	$800,000	$800,000
Michael V. Pappagallo	$750,000	$750,000
Steven F. Siegel	$440,343	$450,000
Dean Bernstein	$394,361	$400,000
Steven A. Splain	$345,000	$350,000
Timothy Bruce(1)	$412,000	—
(1)
Mr. Bruce was not employed by the Company after November 28, 2014.

Annual Cash Incentive Compensation
In order to motivate our named executive officers to achieve short-term performance goals and tie a portion of their cash compensation to actual performance, each named executive officer is eligible for annual cash incentive awards under our annual bonus plan (“Annual Bonus Plan”) based on achievement of corporate financial targets and, for our named executive officers other than Messrs. Carroll and Pappagallo, individual qualitative goals, each set at the beginning of a fiscal year, with the threshold, target and maximum payout amounts based on a percentage of the named executive officer’s base salary. The named executive officers’ threshold, target and maximum payout amounts were as follows based on the following percentages provided in their respective employment agreements.
Name	Threshold	Target	Maximum
Michael A. Carroll	75%	100%	150%
Michael V. Pappagallo	75%	100%	150%
Steven F. Siegel	49%	65%	85%
Dean Bernstein	49%	65%	85%
Steven A. Splain	45%	60%	80%
Timothy Bruce	49%	65%	85%
Corporate Financial Metrics
For fiscal 2014, the Annual Bonus Plan was based on our achievement against three corporate financial metrics, expressed on a per share basis: net operating income, adjusted funds from operations (“AFFO”) and Adjusted EBITDA. We calculate cash net operating income as total property revenues (excluding straight-line rent and above- and below-market rent amortization) less direct property operating expenses from the properties owned by the Company as well as the Company’s proportionate share of cash net operating income from its unconsolidated joint ventures. We calculate AFFO by adjusting FFO attributable to stockholders and non-controlling interests convertible stock (as defined on page 51 of our Annual Report on Form 10-K filed on February 19, 2015) for the impact of certain non-cash items (such as straight-line rent), recurring capital expenditures, and other items not indicative of the Company’s operating performance. We calculate Adjusted EBITDA as set forth on page 53 of our Annual Report on Form 10-K filed on February 19, 2015). In order to achieve an Annual Bonus Plan payout for each of the three financial metrics, the Company had to achieve a certain threshold for that financial metric. Performance below threshold level would result in a zero payout for that particular performance component.

The Annual Bonus Plan for 2014 rewarded Messrs. Carroll and Pappagallo based solely on the three corporate financial metrics. For Messrs. Siegel, Bernstein and Splain, the Annual Bonus Plan for fiscal 2014 rewarded each of them 75% based on the foregoing three corporate financial metrics and 25% based on individual performance criteria.
Individual Qualitative Goals
Mr. Siegel’s individual goals included assistance in connection with secondary equity offerings, completion of various equity and debt registration statements, purchase of a joint venture interest and the remaining ERP partnership interests, completion of certain tasks relative to the Company’s captive insurance company and overseeing and resolving various other legal matters. Mr. Bernstein’s individual goals included identifying accretive acquisition opportunities in and around existing properties and establishing a portfolio management function to guide portfolio based decisions. Mr. Splain’s individual goals included developing the framework to ensure Sarbanes Oxley compliance in our first full year as a public company, assistance with additional equity offerings and implementation of various process improvements to drive efficiencies in the Company’s accounting center.
In connection with fiscal 2014 compensation, the Compensation Committee considered the performance of the three named executive officers and determined that each of Messrs. Siegel and Splain achieved between target and maximum with respect to their performance goals and Mr. Bernstein achieved between threshold and target with respect to his performance goals.

2014 Annual Bonus Plan Metrics and Weight
The following table shows the weighting assigned to each NEO for each fiscal 2014 Annual Bonus Plan performance metric:
Name	Net Operating Income	Adjusted EBITDA	Adjusted Funds From Operations	Individual Component
Michael A. Carroll	33.3%	33.3%	33.3%	—
Michael V. Pappagallo	33.3%	33.3%	33.3%	—
Steven F. Siegel	25%	25%	25%	25%
Dean Bernstein	25%	25%	25%	25%
Steven A. Splain	25%	25%	25%	25%
2014 Annual Bonus Plan Corporate Financial Performance Targets and Results
The table below sets forth, on a per share amount, the threshold, target, and maximum performance goals for each fiscal 2014 Annual Bonus Plan corporate financial metric, as well as actual per share performance results for 2014. Actual payouts between the threshold, target and maximum amounts were interpolated on a linear basis.
Metric	2014 Threshold	2014 Target	2014 Maximum	2014 Results
Net Operating Income	2.78	2.79	2.82	2.79
Adjusted EBITDA	2.74	2.75	2.77	2.76
Adjusted Funds From Operations	1.21	1.23	1.26	1.25
2014 Annual Bonus Plan Awards Paid
As detailed in the following table, actual amounts paid under the Annual Bonus Plan for fiscal 2014 were as follows:
Name	2014 Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Potential	Combined Achievement Factor as a Percentage of Target	2014 Annual Bonus
Michael A. Carroll	$800,000	100%	$800,000	1.19%	$955,600
Michael V. Pappagallo	$750,000	100%	$750,000	1.19%	$895,875
Steven F. Siegel	$450,000	65%	$292,500	1.13%	$330,008
Dean Bernstein	$400,000	65%	$260,000	1.07%	$278,340
Steven A. Splain	$350,000	60%	$210,000	1.14%	$239,173

Pursuant to the terms of his employment agreement, in connection with his termination, Mr. Bruce was entitled to his target Annual Bonus for 2014, prorated based on the portion of the year he was employed. As a result, Mr. Bruce received a 2014 Annual Bonus of  $251,388.
Acquisition-Related Retention Bonuses
Prior to the completion of the IPO, our Board did not have a compensation committee and decisions about executive compensation were made by the board of directors of BPG Subsidiary, Inc., the Company’s direct subsidiary (the “BPG Subsidiary Board”). As a result of the Acquisition and the BPG Subsidiary Board’s determination of the importance of the retention of certain key employees, including each of the named executive officers, the BPG Subsidiary Board awarded retention bonuses intended to incentivize these key employees to remain with us through the applicable payment dates. Retention bonuses were awarded for both short-term and long-term retention; the short-term retention bonuses were paid to the named executive officers in 2011 and 2013.
With respect to the long-term retention bonus (the “Brixmor LTIP Retention Payment”), the respective amounts were payable to the named executive officers, provided the named executive officer had not been terminated for cause or resigned other than as a result of a “constructive termination” on the first to occur of the following dates: (1) June 28, 2014, (2) the occurrence of a change in control and (3) the date that is six months following specified capital transactions. The consummation of the IPO on November 4, 2013 triggered the Brixmor LTIP Retention Payment, which became payable six months following such date. The terms of the long-term Retention bonuses are also set forth in the named executive officers’ respective employment agreements described below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Our Named Executive Officers.”
The amount of each named executive officer’s Brixmor LTIP Retention Payment was determined based on each respective executive officer’s position, role and responsibilities within the organization, and the Brixmor LTIP Retention Payment for each named executive officer is as follows:

Name	Brixmor LTIP Retention Payment
Michael A. Carroll	$1,000,000
Michael V. Pappagallo(1)	—
Steven F. Siegel	$400,000
Dean Bernstein	$350,000
Steven A. Splain	$300,000
Timothy Bruce	$350,000
(1)
As Mr. Pappagallo did not join the Company until May 20, 2013, he was ineligible for a Brixmor LTIP Retention Payment.

Long-Term Equity Compensation
In March 2014, the Board approved the establishment of a new long-term incentive program pursuant to the Company’s 2013 Omnibus Incentive Plan (the “Equity Incentive Plan”) with performance measurement geared toward total shareholder return over a three year period and approved the granting of equity-based awards in the form of restricted stock units (“RSUs”) or, at the election of the executive, LTIP Units, which are described below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of the RSUs and LTIP Units—LTIP Units.” Messrs. Carroll and Pappagallo elected to receive LTIP Units; our other NEOs received RSUs. This plan was put in place to align the Company’s long-term incentive awards with competitive practices and stockholder interests and support the objectives of long-term value creation.
Accordingly, the Board elected to move toward a three-year performance period, with the initial grant under the plan including transition grants with a one and two year performance measurement period.
The aggregate number of RSUs or LTIP Units granted to our named executive officers assuming that the target level of performance is achieved (with the actual number of units to be earned based on the performance criteria described below) was 170,000 for Mr. Carroll, 100,000 for Mr. Pappagallo, 45,000 for Mr. Siegel, 32,500 for Mr. Bernstein, 30,000 for Mr. Splain and 32,500 for Mr. Bruce.
The RSUs and LTIP Units are each subject to the performance-based and service-based vesting and forfeiture conditions described below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of the RSUs and LTIP Units.”

Other Employee Benefits & Perquisites
We provide to all our employees, including our named executive officers, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Our named executive officers are eligible to receive the same benefits, including life and health benefits and vacation, holiday and sick time that are available to all employees. Our employees, including the named executive officers, are also eligible to participate in a tax-qualified 401(k) plan. Employees may contribute to the 401(k), on a pre-tax basis, between 0% and 50% of their annual pay, up to the maximum allowable amount permitted by the IRS, and we match 100% of the first 3% of the employee’s contribution in order to encourage employee participation. Our named executive officers also receive supplemental long-term disability coverage, executive medical and dental benefits and, in limited circumstances, modest perquisites such as automobile use. These other employee benefits perquisites are reflected in the “All Other Compensation” column of the “Summary Compensation Table” below and the accompanying footnote. The board believes that providing modest perquisites is both customary among our peers and necessary for attracting and retaining talent.
Severance Benefits
The board believes that severance arrangements are necessary to attract and retain the talent necessary for our long-term success, and views our severance arrangements as recruitment and retention devices that help secure the continued employment and dedication of our named executive officers, including when we are considering strategic alternatives. Pursuant to the terms of their employment agreements, each of our named executive officers has severance protection in the case of specified qualifying termination events. The severance payments under these agreements are contingent upon the affected executive’s compliance with specified post-termination restrictive covenants. See “Potential Payments Upon Termination or Change in Control” for descriptions of payments to be made under these agreements.

Compensation Actions Taken During 2015

In March 2015, the Compensation Committee determined that the named executive officer salaries would not be increased and would remain at current levels. Also in March 2015, the Compensation Committee recommended and the Board approved annual equity-based awards to the named executive officers under the Company’s 2013 Omnibus Incentive Plan (the “Equity Incentive Plan”).
Equity-Based Awards
In March 2014, the Board approved the establishment of a new long-term incentive program with performance measurement geared toward total shareholder return over a three year period and approved the granting of equity-based awards in the form of restricted stock units (“RSUs”) or, at the election of the executive, LTIP Units. This plan was put in place to align the long-term incentive awards with competitive practices and stockholder interests and support the objectives of long-term value creation.
The aggregate number of RSUs or LTIP Units assuming that the target level of performance is achieved (with the actual number of units to be earned based on the performance criteria described below) is 147,826 for Mr. Carroll, 86,957 for Mr. Pappagallo, 39,130 for Mr. Siegel, 28,261 for Mr. Bernstein and 26,087 for Mr. Splain.
The RSUs and LTIP Units are each subject to the performance-based and service-based vesting and forfeiture conditions described below.
Vesting Conditions Applicable to RSUs and LTIP Units
Under the terms of the RSUs and LTIP Units (collectively, the “units”), the number of units actually earned is determined based on performance during a specified performance period, and the earned units are then further subject to time-based vesting conditions. The units have one-year and three-year performance based vesting conditions.
The performance criteria for the three-year performance component of the units which comprises two-thirds of the total award grant are a relative total shareholder return in relation to a peer index (“Relative TSR”) (60% of such units), an absolute total shareholder return (“Absolute TSR”) (20% of such units), and a company-wide strategic objective (20% of such units), in each case for the period beginning January 1, 2015 and ending December 31, 2017. The total number of units that are earned based on the relative and absolute total shareholder return are each based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For units that are earned pursuant to the three-year performance component, 50% become vested as of the calculation date, 25% become vested on January 1, 2019, and the remaining

25% become vested on January 1, 2020, in each case subject to continued employment.
For the Relative TSR component, we use the FTSE NAREIT Equity Shopping Center Index (the “Index”) as the peer index. No units are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured on a compounded annual basis over the relevant measurement period) are:

Level of Achievement	Relative TSR Achieved	Percentage of Award Earned
Below Threshold	> 250 bps below index return	0%
Threshold	250 bps or less below index return	50%
Target	100 bps above index return	100%
Maximum	500 bps or more over index return	150%
For the Absolute TSR component, no units are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured on a compounded annual basis over the relevant measurement period) are:
Level of Achievement	Absolute TSR	Percentage of Award Earned
Below Threshold	<6.0%	0%
Threshold	6.0%	50%
Target	9.0%	100%
Maximum	12.0%	150%
The performance criteria for the one-year component of the units are Adjusted EBITDA per share (37.5% of such units), adjusted funds from operations (“AFFO”) per share (37.5% of such units) and individual performance goals (25% of such units), in each case for the period beginning January 1, 2015 and ending December 31, 2015. The total number of units that are earned based on the Adjusted EBITDA per share and AFFO per share targets is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. Following the calculation date of the number of units earned, 50% of the earned units become vested as of the calculation date, 25% become vested on January 1, 2017 and the remaining 25% become vested on January 1, 2018, in each case subject to continued employment.
In general, unvested units are forfeited after the final calculation date applicable to any award to the extent performance criteria do not result in the units becoming earned and as of any termination of employment. Upon a termination of employment by the Company without cause, or a resignation by the executive that is as a result of good reason or a retirement (each as defined in the award agreements), a portion of the units will be eligible to become vested, based on actual performance through the date of termination (or target performance, in the case of company-wide strategic objectives or individual performance criteria) and subject to proration based on the number of days during the applicable performance period that the executive was employed.
Upon a change in control during any performance period, a portion of the units will become earned and vested based on actual performance through the date of termination (or target performance, in the case of company-wide strategic objectives or individual performance criteria).
LTIP Units are a class of partnership units that are intended to qualify as “profits interests” in the OP for federal income tax purposes that, subject to certain conditions, including vesting, are convertible by the holder into common units of partnership interest in the OP (“OP common units”). LTIP Units initially will not have full parity, on a per unit basis, with OP common units with respect to ordinary and liquidating distributions. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with OP common units, at which time vested LTIP Units may be converted into OP common units on a one-for-one basis. Holders of OP common units (other than the Company, BPG Subsidiary Inc. or the General Partner) may, in turn, redeem their OP common units for cash based upon the market value of an equivalent number of shares of the Company’s common stock or, at the General Partner’s election, exchange their OP common units for shares of the Company’s common stock on a one-for-one basis subject to customary conversion rate adjustments for splits, unit distributions and reclassifications.
Dividends on Units
Under the terms of the RSU award agreement, each earned RSU will accrue dividends with respect to the underlying shares of common stock. Accrued dividend amounts will be payable in cash as and when the underlying RSU vests and is settled.
Under the terms of the LTIP unit award agreement, 10% of the dividends declared on regular units will be payable on a current basis on LTIP Units before such units vest. In addition, after the end of each performance period applicable to a tranche with respect to the LTIP Units that become vested, the executive will also be deemed to have earned an additional number of LTIP Units with a value equal to the value of the other 90% of dividends issued during the performance period with respect to such vested LTIP Units. These additional LTIP Units would become vested as of the applicable calculation date.
Covenants and Clawback
Under the award agreements, if the Company’s financial results are restated or are materially misstated due in whole or in part to intentional fraud or misconduct of an executive who receives RSUs or LTIP Units and the benefits provided under the award agreements would be less, based on the corrected financial results, by a vote of a majority of the independent directors of the Board, the Company may recover from the executive an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.
Annual Cash Incentive Plan Financial Metrics
On February 24, 2015, the Compensation Committee determined that the Annual Bonus Plan for fiscal 2015 will reward Michael A. Carroll and Mr. Pappagallo 75% based on corporate financial metrics and 25% based on specified strategic goals.
The threshold, target and maximum payout amounts will continue to be based on a percentage of their base salary for fiscal 2015. The threshold, target and maximum payout amounts for Mr. Pappagallo will be unchanged from fiscal 2014. The threshold, target and maximum payout amounts for Mr. Carroll for fiscal 2015 will be as follows:
Threshold	Target	Maximum
100%	150%	200%

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for 2014, 2013 and 2012 for services rendered to us during the respective fiscal years. Mr. Pappagallo was not a named executive officer in 2012 and Mr. Splain was not a named executive officer in 2012 or 2013; therefore, in accordance with the SEC’s disclosure rules, information regarding compensation for the year that those individuals were not named executive officers is not included in the table below.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael A. Carroll Chief Executive Officer and Director	2014	800,000	1,000,000	3,524,440	—	955,600	—	35,029	6,315,069
	2013	800,000	554,431	2,939,641	—	1,110,100	—	180,411	5,584,583
	2012	800,000	—	237,852	—	2,031,040	—	82,132	3,151,024
Michael V. Pappagallo President and Chief Financial Officer	2014	750,000	—	2,073,200	—	895,875	—	28,145	3,747,220
	2013	432,692	—	6,772,926	—	667,516	—	16,752	7,889,886
Steven F. Siegel Executive Vice President, General Counsel and Secretary	2014	450,000	400,000	932,940	—	330,008	—	26,992	2,139,940
	2013	440,343	362,957	1,175,878	—	364,395	—	28,992	2,372,565
	2012	427,517	—	95,141	—	740,842	—	27,481	1,290,981
Dean Bernstein Executive Vice President, Acquisitions and Dispositions	2014	400,000	350,000	673,790	—	278,340	—	25,963	1,728,093
	2013	394,361	305,914	737,920	—	326,343	—	22,452	1,786,990
	2012	382,874	—	83,248	—	609,869	—	18,963	1,094,954
Steven A. Splain Executive Vice President and Chief Accounting Officer	2014	350,000	300,000	621,960	—	239,173	—	27,973	1,539,106
Timothy Bruce(6) Executive Vice President, Leasing and Redevelopment	2014	408,154	601,388	673,790	—	—	—	1,549,083	3,232,415
	2013	412,000	—	697,796	—	340,940	—	21,835	1,472,571
	2012	400,000	—	83,248	—	313,208	—	49,269	845,725
(1)
Amounts included in this column reflect the Brixmor LTIP Retention Payment payable to Messrs. Carroll, Siegel, Bernstein, Splain and Bruce. The terms of the Brixmor LTIP Retention Payment are summarized under “Compensation Discussion and Analysis—Compensation Elements—Acquisition-Related Retention Bonus” above. As Mr. Pappagallo did not join the Company until May 20, 2013, he was ineligible for a Brixmor LTIP Retention Payment. In addition to a Brixmor LTIP Retention Payment of  $350,000, the amount reported in this column for Mr. Bruce reflects a payment of  $251,388, which represents his target payout under the Annual Bonus Plan, pro-rated for the number of days he was employed by the Company in 2014, to which he was entitled under the terms of his employment agreement in connection with his termination.

(2)
Amounts reported in fiscal 2014 include the aggregate grant date fair value of the RSUs or LTIP Units, as applicable, granted to the NEO in 2014, each calculated in accordance with FASB ASC Topic 718. Messrs. Carroll and Pappagallo elected to receive LTIP Units and Messrs. Siegel, Bernstein, Splain and Bruce received RSUs. The assumptions made when calculating the grant date fair value of the RSUs and LTIP Units are found in Note 12 (Stock Based Compensation) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)
Amounts reported in fiscal 2014 reflect cash incentive awards earned by our named executive officers under the Annual Bonus Plan. These awards were based on pre-established, performance-based targets, the outcome of which was uncertain at the time the targets were established, and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” Additional information regarding the Annual Bonus Payments is described above under “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Compensation.”

(4)
We have no pension benefits, nonqualified defined contribution or other nonqualified deferred compensation plans for executive officers.

(5)
All Other Compensation for 2014 for each named executive officer includes the following:

Name	Year	Insurance Costs(a)	Company Contribution to Defined Contribution Plans(b)	Use of Company Auto	Accrued Vacation and Personal Time(c)	Severance(d)	Total
Michael A. Carroll	2014	$20,345	$7,800	$6,884	—	—	$35,029
Michael V. Pappagallo	2014	$20,345	$7,800		—	—	$28,145
Steven F. Siegel	2014	$19,192	$7,800		—	—	$26,992
Dean Bernstein	2014	$18,163	$7,800		—	—	$25,963
Steven A. Splain	2014	$20,173	$7,800		—	—	$27,973
Timothy Bruce	2014	$11,859	$7,800		$25,276	$1,504,148	$1,549,083
(a)
Represents employer-paid medical, dental, life, accidental death and dismemberment, and short and long-term disability insurance premiums.

(b)
Represents the employer’s 401(k) plan matching contributions.

(c)
Represents payments made to Mr. Bruce for accrued and unused vacation and personal time in connection with his separation from the Company.

(d)
Represents severance payments made to Mr. Bruce on January 2, 2015 pursuant to his employment agreement. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Severance—Mr. Bruce.”

(6)
Mr. Bruce served as our Executive Vice President, Leasing and Redevelopment from August 2011 until October 30, 2014 and continued his employment with the Company through November 28, 2104. The amount shown in the salary column for Mr. Bruce represents amounts paid to him in respect of his base salary through November 28, 2104.

Fiscal 2014 Grants of Plan-Based Awards Table

The following table provides supplemental information relating to grants of plan-based awards in fiscal 2014 to help explain information provided above in our Summary Compensation Table.
Name	Grant Date	Board Approval Date	Estimated Future Payout Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael A. Carroll	—		600,000	800,000	1,200,000	—	—	—	—
	3/18/14	3/11/14	—	—	—	104,126	170,000	235,874	3,524,440
Michael V. Pappagallo	—		562,500	750,000	1,125,000	—	—	—	—
	3/18/14	3/11/14	—	—	—	61,250	100,000	138,750	2,073,200
Steven F. Siegel	—		220,500	292,500	382,500	—	—	—	—
	3/18/14	3/11/14	—	—	—	27,564	45,000	62,436	932,940
Dean Bernstein	—		196,000	260,000	340,000	—	—	—	—
	3/18/14	3/11/14	—	—	—	19,908	32,500	45,092	673,790
Steven A. Splain	—		157,500	210,000	280,000	—	—	—	—
	3/18/14	3/11/14	—	—	—	18,376	30,000	41,624	621,960
Timothy Bruce(4)	—		208,250	276,250	361,250	—	—	—	—
	3/18/14	3/11/14	—	—	—	19,908	32,500	45,092	673,790
(1)
Reflects the possible payouts of cash incentive compensation under the Annual Bonus Plan. The actual amounts paid, together with other cash incentive compensation paid to each named executive officer during 2014, are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above and the accompanying footnote.

(2)
Reflects performance-based RSUs or LTIP Units granted during 2014. Messrs. Carroll and Pappagallo elected to receive LTIP Units and Messrs. Siegel, Bernstein, Splain and Bruce received RSUs. See “Compensation Discussion and Analysis—Long-Term Equity Compensation” above and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of the RSUs and LTIP Units.”

(3)
Represents the grant date fair value of the performance-based RSUs or LTIP Units, as applicable, granted during 2014 calculated in accordance with FASB ASC Topic 718 and as described in footnote 2 to the “Summary Compensation Table.”

(4)
Mr. Bruce served as our Executive Vice President, Leasing and Redevelopment from August 2011 until November 28, 2014 and continued his employment with the Company through November 28, 2014. Pursuant to his employment agreement, in connection with his termination, Mr. Bruce was entitled to receive his target payout under the Annual Bonus Plan, pro-rated for the number of days he was employed by the Company in 2014. Pursuant to the terms of his RSU Award Agreement, in connection with his termination, Mr. Bruce was entitled to receive the number of RSUs earned based on actual performance through the most recently completed fiscal quarter measured based on the applicable performance criteria, pro-rated based on the number of fiscal quarters completed prior to the termination date relative to the total number of fiscal quarters in the performance period

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Prior to the IPO, BPG Subsidiary’s board of directors had primary responsibility for compensation decisions relating to our named executive officers and entered into new employment agreements and equity arrangements with our named executive officers, reflecting the compensation objectives and philosophy of our new ultimate parent investors. BPG Subsidiary entered into employment agreements with Messrs. Pappagallo and Bruce upon their commencement of employment with the Company. The principal terms of each of these agreements are summarized below, except with respect to potential payments and other benefits upon specified terminations or a “change in control” (as defined in the employment agreements), which are summarized below under “Potential Payments Upon Termination or Change in Control.”
Employment Agreements with our Named Executive Officers
The employment agreements with each named executive officer contain substantially similar terms. Each of the employment agreements provides for a term ending on November 1, 2014 (or, in the case of Mr. Pappagallo, May 20, 2016), and extends automatically for additional one-year periods unless either the Company or the executive elects not to extend the term. Under the employment agreements, each executive is eligible to receive a minimum base salary, as set forth in the applicable agreement, and an annual bonus based on the achievement of specified financial and individual goals for fiscal years 2014 and beyond. If these goals are achieved, each executive may receive an annual incentive cash bonus equal to a percentage of his or her base salary as provided below. Each executive officer is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.
In addition, each employment agreement, other than that for Mr. Pappagallo who joined the Company following the Acquisition, provides for the following cash award in 2014:
•
Brixmor LTIP Retention Payment—the Brixmor LTIP Retention Payment, described above under “Compensation Discussion and Analysis—Compensation Elements— Retention Bonuses,” payable on the first to occur of the following dates: (1) June 28, 2014; (2) the day that is six months after specified capital transactions; and (3) the occurrence of a change in control, provided that such executive has not been terminated for cause or resigned other than as a result of a constructive termination prior to the payment date. The consummation of the IPO on November 4, 2013 triggered the Brixmor LTIP Retention Payment, which became payable six months following such date.

Under the employment agreements, a “constructive termination” is deemed to occur upon specified events, including, a material reduction in the executive’s annual or incentive compensation, where the executive’s compensation or other material employee benefit is not paid when due, upon a material reduction in the executive’s authority or responsibilities, upon specified relocation events or where BPG Subsidiary elects not to renew the executive’s employment agreement, subject, in each case, to specified notice and cure periods.
Following are the individual provisions of the named executive officers’ employment agreement.
Carroll Employment Agreement.   Mr. Carroll’s employment agreement provides that Mr. Carroll is to serve as Chief Executive Officer and is eligible to receive an annual base salary of  $800,000, subject to such periodic adjustments as may be approved by our board. Mr. Carroll is also eligible to receive an annual bonus of 75% of his annual base salary if threshold performance objectives are met, 100% of his annual base salary if target performance objectives are met and up to a maximum of 150% of his base salary for top performance. The employment agreement provides that Mr. Carroll is entitled to receive $1,000,000 as the Brixmor LTIP Retention Payment (which became payable six months after the consummation of the IPO).
Pappagallo Employment Agreement.    Mr. Pappagallo’s employment agreement provides that Mr. Pappagallo is to serve as President and Chief Financial Officer and is eligible to receive an annual base salary of  $750,000, subject to periodic adjustments as may be approved by our board. Mr. Pappagallo is also eligible to receive an annual bonus of 75% of his annual base salary if threshold performance objectives are met, 100% of his annual base salary if target performance objectives are met, and up to a maximum of 150% of his base salary for top performance.
Siegel Employment Agreement.   Mr. Siegel’s employment agreement provides that he is to serve as Executive Vice President, General Counsel and Secretary and is eligible to receive an annual base salary of  $421,199, subject to such periodic adjustments as may be approved by our board. Mr. Siegel is also eligible to receive an annual bonus of 49% of his annual base salary if threshold performance objectives are met, 65% of his annual base salary if target performance objectives are met and up to a maximum of 85% of his base salary for top performance. The employment agreement provides that Mr. Siegel is entitled to receive $400,000 as the Brixmor LTIP Retention Payment (which became payable six months after the consummation of the IPO).
Bernstein Employment Agreement.   Mr. Bernstein’s employment agreement provides that he is to serve as Executive Vice President, Acquisitions and Dispositions and is eligible to receive an annual base salary of $377,216, subject to such periodic adjustments as may be approved by our board. Mr. Bernstein is also eligible to receive an annual bonus of 49% of his annual base salary if threshold performance objectives are met, 65% of his annual base salary if target performance objectives are met and up to a maximum of 85% of his base salary for top performance. The employment agreement provides that Mr. Bernstein is entitled to receive $350,000 as the Brixmor LTIP Retention Payment (which became payable six months after the consummation of the IPO).
Splain Employment Agreement.   Mr. Splain’s employment agreement provides that he is to serve as Executive Vice President, Chief Accounting Officer and is eligible to receive an annual base salary of $330,000, subject to such periodic adjustments as may be approved by our board. Mr. Splain is also eligible to receive an annual bonus of 45% of his annual base salary if threshold performance objectives are met, 60% of his annual base salary if target performance objectives are met and up to a maximum of 80% of his base salary for top performance. The employment agreement provides that Mr. Splain is entitled to receive $300,000 as the Brixmor LTIP Retention Payment (which became payable six months after the consummation of the IPO).
Bruce Employment Agreement.   Mr. Bruce’s employment agreement provided that he was to serve as Executive Vice President, Leasing and Redevelopment and was eligible to receive an annual base salary of  $400,000, subject to such periodic adjustments as may be approved by our board. Mr. Bruce was also eligible to receive an annual bonus of 49% of his annual base salary if threshold performance objectives were met, 65% of his annual base salary if target performance objectives were met and up to a maximum of 85% of his base salary for top performance. The employment agreement provided that Mr. Bruce was entitled to receive $350,000 as the Brixmor LTIP Retention Payment (which became payable six months after the consummation of the IPO).
Each of the employment agreements also contain restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of our employees and customers and affiliates at all times during the named executive officer’s employment, and for two years after specified terminations of the named executive officer’s employment (other than for cause and, as to the non-compete, other than a termination that occurs after Blackstone ceases to beneficially own any of our common stock).
Severance—Mr. Bruce. Pursuant to the severance terms of his employment agreement, Mr. Bruce received cash severance of  $1,755,536, representing the sum of his 2014 target annual bonus, pro-rated based on the number of days during the fiscal year that he was employed prior to his termination date plus (x) 200% of his base salary, and (y) the sum of his annual bonuses payable in respect of the two fiscal years immediately prior to the termination date. Mr. Bruce is also entitled to a continuation of medical, dental and vision insurance under COBRA for a period of twelve months following the date of his termination. In addition, pursuant to the terms of his restricted stock award agreement, 95,564 outstanding shares of restricted stock of the Company vested upon his termination and pursuant to the terms of his RSU Award Agreement, 10,193 outstanding RSUs held by Mr. Bruce vested upon his termination. See “Option Exercises and Stock Vested In Fiscal 2014.”
Terms of the RSUs and LTIP Units
In order to facilitate the transition to equity-based awards following the IPO, the initial grant of RSUs and LTIP Units (collectively, the “units”) were divided into three tranches, with the award more heavily weighted on the third tranche, which has a three-year performance period. The first and second tranches vest over one-year and two-year performance periods, respectively. Each tranche is subject to separate performance and service based vesting conditions.
Under the terms of the award agreements, each executive can achieve a threshold, target, and maximum number of units in respect of each tranche. The number of units actually earned for each tranche is determined based on performance during a specified performance period, and the earned units are then further subject to time-based vesting conditions.
The performance criteria for the first tranche of units, which comprises one-sixth (1/6th) of the total award grant, are Adjusted EBITDA per share (37.5% of such units), adjusted funds from operations (“AFFO”) per share (37.5% of such units) and individual performance goals (25% of such units), in each case for the period beginning January 1, 2014 and ending December 31, 2014. The total number of units that are earned based on the Adjusted EBITDA per share and AFFO per share targets is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage was adjusted on a linear basis. For units that were earned based on the Company’s performance during the performance period, 50% of the earned units became vested as of December 31, 2014, and the remaining 50% become vested on January 1, 2016, in each case subject to continued employment.
The table below sets forth the threshold, target, and maximum performance goals, on a per share amount, for each of the corporate performance criteria for the first tranche of units.

Level of Achievement	Adjusted EBITDA per share Achieved	AFFO per share Achieved	Percentage of Award Earned
Below Threshold	>$2.74	>$1.21	0%
Threshold	$2.74	$1.21	50%
Target	$2.75	$1.23	100%
Maximum	$2.77	$1.26	150%
For the performance period from January 1, 2014 to December 31, 2014, the Company achieved Adjusted EBITDA per share of  $2.76, resulting in an achievement factor of 125% and AFFO per share of $1.25, resulting in an achievement factor of 133.00%. Individual goals for the January 1, 2014 to December 31, 2014 performance period included, for Mr. Carroll, optimizing operations, completing financial initiatives, launching of the Company’s Raising the Bar initiative internally and externally, and leading secondary equity offerings; for Mr. Pappagallo, attaining investment grade ratings, assisting in secondary equity offerings and various operational improvements, including through the use of technologies for Mr. Siegel, assistance in connection with secondary equity offerings, completion of various equity and debt registration statements, purchase of a joint venture interest and the remaining ERP partnership interests, completion of certain tasks relative to the Company’s captive insurance company and overseeing and resolving various other legal matters; for Mr. Bernstein, identifying accretive acquisition opportunities in and around existing properties and establishing a portfolio management function to guide portfolio based decisions; and for Mr. Splain, developing the framework to ensure Sarbanes Oxley compliance in our first full year as a public company, assistance with additional equity offerings and implementation of various process improvements to drive efficiencies in the Company’s accounting center. The Compensation Committee considered the performance of the named executive officers and determined that they achieved their goals that were necessary to receive the target amount.
The performance criteria for the second tranche of units, which comprises one-third (1/3rd) of the total award grant, are Adjusted EBITDA per share (37.5% of such units), AFFO per share (37.5% of such units) and individual performance goals (25% of such units), in each case for the period beginning January 1, 2014 and ending December 31, 2015. The total number of units that are earned based on the Adjusted EBITDA per share and AFFO per share targets is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For units that are earned, 50% become vested as of December 31, 2015, and the remaining 50% become vested on January 1, 2017, in each case subject to continued employment. The Compensation Committee set the performance threshold for Adjusted EBITDA per share and AFFO per share at what it believed to be a challenging level. Similarly, the Compensation Committee set what it believed to be challenging individual goals for each named executive officer.
The performance criteria for the third tranche of units, which comprises 50% of the total award grant, are a relative total shareholder return in relation to a peer index (“Relative TSR”) (60% of such units), an absolute total shareholder return (“Absolute TSR”) (20% of such units), and a company-wide strategic objective (20% of such units), in each case for the period beginning October 29, 2013 and ending December 31, 2016. The total number of units that are earned based on the relative and absolute total shareholder return are each based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For units that are earned, 50% become vested as of December 31, 2016, 25% become vested on January 1, 2018, and the remaining 25% become vested on January 1, 2019, in each case subject to continued employment.
For the Relative TSR component, we use the FTSE NAREIT Equity Shopping Center Index (the “Index”) as the peer index. No units are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured on a compounded annual basis over the relevant measurement period) are:

Level of Achievement	Relative TSR Achieved	Percentage of Award Earned
Below Threshold	> 250 bps below index return	0%
Threshold	250 bps or less below index return	50%
Target	100 bps above index return	100%
Maximum	500 bps or more over index return	150%
For the Absolute TSR component, no units are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured on a compounded annual basis over the relevant measurement period) are:
Level of Achievement	Absolute TSR	Percentage of Award Earned
Below Threshold	<6.0%	0%
Threshold	6.0%	50%
Target	9.0%	100%
Maximum	12.0%	150%
In general, unvested units are forfeited after the final calculation date applicable to any award to the extent performance criteria do not result in the units becoming earned and as of any termination of employment. Upon a termination of employment by the company without cause, or a resignation by the executive that is as a result of good reason or a retirement (each as defined in the award agreements), a portion of the units will be eligible to become vested, based on actual performance through the date of termination (or target performance, in the case of company-wide strategic objectives or individual performance criteria) and subject to proration based on the number of days during the applicable performance period that the executive was employed.
Upon a change in control during any performance period, a portion of the units will become earned and vested based on actual performance through the date of termination (or target performance, in the case of company-wide strategic objectives or individual performance criteria).
LTIP Units
LTIP Units are a class of partnership units that are intended to qualify as “profits interests” in the OP for federal income tax purposes that, subject to certain conditions, including vesting, are convertible by the holder into OP Units. LTIP Units initially will not have full parity, on a per unit basis, with OP Units with respect to ordinary and liquidating distributions. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with OP Units, at which time vested LTIP Units may be converted into OP Units on a one-for-one basis. Holders of OP Units (other than the Company, BPG Subsidiary Inc. or the General Partner) may, in turn, redeem their OP Units for cash based upon the market value of an equivalent number of shares of the Company’s common stock or, at the General Partner’s election, exchange their OP Units for shares of the Company’s common stock on a one-for-one basis subject to customary conversion rate adjustments for splits, unit distributions and reclassifications.

Dividends on Units
Under the terms of the RSU award agreement, each earned RSU will accrue dividends with respect to the underlying shares of common stock. Accrued dividend amounts will be payable in cash as and when the underlying RSU vests and is settled.
Under the terms of the LTIP unit award agreement, 10% of the dividends declared on regular units will be payable on a current basis on LTIP Units before such units vest. In addition, after the end of each performance period applicable to a tranche with respect to the LTIP Units that become vested, the executive will also be deemed to have earned an additional number of LTIP Units with a value equal to the value of the other 90% of dividends issued during the performance period with respect to such vested LTIP Units. These additional LTIP Units would become vested as of the applicable calculation date.
Covenants and Clawback
Under the award agreements, if the Company’s financial results are restated or are materially misstated due in whole or in part to intentional fraud or misconduct of an executive who receives RSUs or LTIP Units and the benefits provided under the award agreements would be less, based on the corrected financial results, by a vote of a majority of the independent directors of the Board, the Company may recover from the executive an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.
Outstanding Equity Awards at 2014 Fiscal Year End
The following table provides information regarding outstanding awards made to our named executive officers as of our most recent fiscal year end.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Michael A. Carroll	155,693(1)	3,867,414	77,848(7)	1,933,744
	50,116(2)	1,244,881	25,060(8)	622,490
	17,831(3)	442,922	181,449(9)	4,507,193
Michael V. Pappagallo	132,846(4)	3,299,895	33,213(7)	825,011
	42,762(5)	1,062,208	10,692(8)	265,589
	10,489(3)	260,547	106,732(9)	2,651,223
Steven F. Siegel	62,277(1)	1,546,961	31,140(7)	773,518
	20,046(2)	497,943	10,026(8)	249,046
	4,568(3)	113,469	46,500(9)	1,155,060
Dean Bernstein	48,194(1)	1,197,139	24,099(7)	598,619
	15,513(2)	385,343	7,758(8)	192,709
	3,298(3)	81,922	33,584(9)	834,226
Steven A. Splain	46,708(1)	1,160,227	23,355(7)	580,138
	15,035(2)	373,470	7,517(8)	186,722
	3,045(3)	75,638	31,000(9)	770,040
Timothy Bruce(10)	—	—	—	—
(1)
Reflects time-vesting shares of our restricted stock received at the time of the IPO in exchange for the surrender of time-vesting Class B Units held in BRE Retail Holdco L.P., which are scheduled to vest on the earlier of  (x) June 28, 2016 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P., the partnerships that owned Brixmor prior to the IPO, receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return. See also “Potential Payments Upon Termination or Change in Control.”

(2)
Reflects time-vesting shares of our restricted stock received in exchange for time-vesting shares of restricted stock in BPG Subsidiary received at the time of the IPO in exchange for the surrender of time-vesting Class B Units held in Blackstone Retail Transaction II Holdco L.P., which are scheduled to vest on the earlier of  (x) June 28, 2016 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone

Retail Transaction II Holdco L.P., entities that owned us prior to the IPO, receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return. See also “Potential Payments Upon Termination or Change in Control.”
(3)
Reflects RSUs or LTIP Units, as applicable, including, with respect to LTIP Units, units awarded in connection with dividend equivalent adjustments in 2014, that have been earned based on performance for the period from January 1, 2014 to December 31, 2014 and will vest on January 1, 2016.

(4)
Reflects time-vesting shares of our restricted stock received at the time of the IPO in exchange for the surrender of time-vesting Class B Units held in BRE Retail Holdco L.P., which are scheduled to vest on the earlier of  (x) May 20, 2016 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return and 50% of which are scheduled to vest on the earlier of  (x) May 20, 2018 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return. See also “Potential Payments Upon Termination or Change in Control.”

(5)
Reflects time-vesting shares of our restricted stock received in exchange for time-vesting shares of restricted stock in BPG Subsidiary received at the time of the IPO in exchange for time-vesting units held in Blackstone Retail Transaction II Holdco L.P., which are scheduled to vest on the earlier of  (x) May 20, 2016 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return and 50% of which are scheduled to vest on the earlier of  (x) May 20, 2018 and (y) such time as sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in those entities, cash proceeds resulting in at least a 15% internal rate of return. See also “Potential Payments Upon Termination or Change in Control.”

(6)
Amounts reported are based on the closing market price of our common stock as of December 31, 2014. For purposes of this table, it is assumed that the value of one LTIP Unit was equal to the value of one share of our common stock on such date.

(7)
Reflects exit-vesting shares of our restricted stock received at the time of the IPO in exchange for the surrender of exit-vesting Class B Units held in BRE Retail Holdco L.P., which are scheduled to vest only if sponsors of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. receive, in respect of their aggregate Class A Units in BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P., cash proceeds resulting in at least a 15% internal rate of return, subject to the executive’s continued employment on such date. Additional terms of the exit-vesting shares are summarized under “Potential Payments Upon Termination or Change in Control.”

(8)
Reflects exit-vesting shares of restricted stock of BPG Subsidiary received at the time of the IPO in exchange for the surrender of exit-vesting Class B Units held in Blackstone Retail Transaction II Holdco L.P., which are scheduled to vest only if sponsors of Blackstone Retail Transaction II Holdco L.P. and BRE Retail Holdco L.P. receive, in respect of their aggregate Class A Units in BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P., cash proceeds resulting in at least a 15% internal rate of return, subject to the executive’s continued employment on such date. Additional terms of the exit-vesting shares are summarized under “Potential Payments Upon Termination or Change in Control.”

(9)
Reflects performance-based RSUs or LTIP Units, as applicable, granted on March 18, 2014 with respect to the performance periods beginning on January 1, 2014 and ending on December 31, 2015 (the “two-year performance period”) and beginning on October 29, 2013 and ending on December 31, 2016 (the “three-year performance period”). As more fully described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of the RSUs and LTIP Units,” RSUs and LTIP Units granted with respect to the two-year performance period, will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% will vest on each of December 31, 2015 and January 1, 2017, in each case subject to continued employment. RSUs and LTIP Units granted with respect to the three year performance period will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% will vest on December 31, 2016, 25% will vest on January 1, 2018, and 25% will vest on January 1, 2019, in each case subject to continued employment. The table below sets forth the number of RSUs or LTIP Units, as applicable, including LTIP Units awarded in connection with dividend equivalent adjustments with respect to 2014 dividends, subject to each performance period. Results for the two-year performance period and three-year performance period cannot be determined at this time.

As results to date indicate achievement between the threshold and target levels for the two-year performance period, the amounts reflected in that column are the target amounts. As results to date indicated achievement between the target and maximum levels for the three-year performance period, the amounts reflected in that column are the maximum amounts.
	Performance Period:	Two-Year Performance Period	Three-Year Performance Period
	Based on Plan Achievement Level:	Target	Maximum
Michael A. Carroll		58,531	122,918
Michael V. Pappagallo		34,429	72,303
Steven F. Siegel		15,000	31,500
Dean Bernstein		10,834	22,750
Steven A. Splain		10,000	21,000
(10)
In connection with his termination on November 28, 2014, all of Mr. Bruce’s outstanding shares of our restricted stock vested pursuant to the terms of his employment agreement. In addition, all of Mr. Bruce’s outstanding RSUs either vested or terminated in connection with his termination. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Severance—Mr. Bruce” above.

Option Exercises and Stock Vested in Fiscal 2014
The following table provides information regarding the amounts received by our named executive officers upon the vesting of stock or similar instruments during our most recent fiscal year. We do not have any outstanding options.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Received on Vesting ($)(1)(2)
Michael A. Carroll	(1)	5,184,812
Michael V. Pappagallo	(1)	260,572
Steven F. Siegel	(1)	2,010,266
Dean Bernstein	(1)	1,549,807
Steven A. Splain	(1)	1,498,245
Timothy Bruce	(1)	4,025,014
(1)
Reflects the vesting of  (i) time-vesting shares of our restricted stock received at the time of the IPO in exchange for the surrender of time-vesting Class B Units held in BRE Retail Holdco L.P. (“BRE Unit Award”), (ii) time-vesting shares of our restricted stock received in exchange for time-vesting shares of restricted stock in BPG Subsidiary received at the time of the IPO in exchange for the surrender of time-vesting Class B Units held in Blackstone Retail Transaction II Holdco L.P. (“BRT Unit Award”) and (iii) performance and time-vesting RSUs or LTIP Units granted pursuant to the 2013 Omnibus Incentive Plan in respect of the performance period beginning on January 1, 2014 and ending on December 31, 2014, as further described below. The terms of the RSUs and LTIP Units are described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of the RSUs and LTIP Units.”

	Award	Number of Vested Shares of Brixmor Property Group Inc. Common Stock (#)	Number of Vested LTIP Units (#)	Vesting Date	Value Received on Vesting ($)
Mr. Carroll	BRE Unit Award	155,693	—	6/28/2014	3,587,167
	BRT Unit Award	50,116	—	6/28/2014	1,154,673
	LTIP Unit Award	—	17,833	12/31/2014	442,972
Mr. Pappagallo	BRE Unit Award	—	—	—	—
	BRT Unit Award	—	—	—	—
	LTIP Unit Award	—	10,490	12/31/2014	260,572
Mr. Siegel	BRE Unit Award	62,277	—	6/28/2014	1,434,862
	BRT Unit Award	20,046	—	6/28/2014	461,860
	RSU Award	4,571	—	12/31/2014	113,544
Mr. Bernstein	BRE Unit Award	48,194	—	6/28/2014	1,110,390
	BRT Unit Award	15,513	—	6/28/2014	357,420
	RSU Award	3,301	—	12/31/2014	81,997
Mr. Splain	BRE Unit Award	46,708	—	6/28/2014	1,076,152
	BRT Unit Award	15,035	—	6/28/2014	346,406
	RSU Award	3,047	—	12/31/2014	75,687
Mr. Bruce	BRE Unit Award	48,194	—	6/28/2014	1,110,390
	BRT Unit Award	15,513	—	6/28/2014	357,420
	BRE Unit Award	72,293	—	11/28/2014	1,748,045
	BRT Unit Award	23,271	—	11/28/2014	562,693
	RSU Award	10,193	—	11/28/2014	246,466
(2)
Value received on vesting is based on the closing price of our common stock on the applicable vesting date. For purposes of this table, it is assumed that one LTIP Unit is equal in value to one share of our common stock. The LTIP Units do not realize their full economic value until certain conditions are met, as described under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of the RSUs and LTIP Units” elsewhere in this proxy statement and such conditions have not been met for the LTIP Units included in this table.

Pension Benefits for Fiscal 2014
We have no pension benefits for the executive officers.
Nonqualified Deferred Compensation for Fiscal 2014
We have no nonqualified defined contribution or other nonqualified compensation plans for executive officers.
Potential Payments Upon Termination or Change in Control
The following table describes the potential payments and benefits that would have been payable to our named executive officers under existing plans and contractual arrangements assuming (1) a termination of employment and/or (2) a change of control (“CIC”) occurred, in each case, on December 31, 2014, the last business day of fiscal 2014. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers. These include distributions of plan balances under our 401(k) savings plan and similar items. Except as noted in footnote 5, for purposes of the table below, a “Qualifying Termination” refers to a termination by BPG Subsidiary without “cause” (as defined in the named executive officers’ employment agreements) or by a named executive officer as a result of a “constructive termination” (as defined under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Our Named Executive Officers”).

Name	Cash Severance(1) ($)	Continuation of Health Benefits(2) ($)	Gross-Up Payments(3) ($)	Value of Accelerated Equity(4)(5) ($)	Total ($)
Michael A. Carroll
Qualifying Termination, no CIC	4,596,140	20,320	—	9,421,638	14,038,098
Qualifying Termination, CIC	—	20,320	—	9,421,638	9,441,958
CIC without Termination	—	—	—	1,753,108	1,753,108
Death or Disability Termination	800,000	—	—	9,421,638	10,221,638
Death or Disability Outside of Employment	800,000	—	—	9,421,638	10,221,638
Michael V. Pappagallo
Qualifying Termination, no CIC	3,667,516	20,320	—	6,483,910	10,171,746
Qualifying Termination, CIC	—	20,320	1,674,132	6,483,910	8,178,362
CIC without Termination	—	—		1,031,208	1,031,208
Death or Disability Termination	750,000	—	—	6,483,910	7,233,910
Death or Disability Outside of Employment	750,000	—	—	6,483,910	7,233,910
Steven F. Siegel
Qualifying Termination, no CIC	1,885,237	21,731	—	3,516,698	5,423,666
Qualifying Termination, CIC	—	21,731	—	3,516,698	3,538,429
CIC without Termination	—	—	—	449,231	449,231
Death or Disability Termination	292,500	—	—	3,516,698	3,809,198
Death or Disability Outside of Employment	292,500	—	—	3,516,698	3,809,198
Dean Bernstein
Qualifying Termination, no CIC	1,680,399	21,731	—	2,698,220	4,400,350
Qualifying Termination, CIC	—	21,731	—	2,698,220	2,719,951
CIC without Termination	—	—	—	324,410	324,410
Death or Disability Termination	260,000	—	—	2,698,220	2,958,220
Death or Disability Outside of Employment	260,000	—	—	2,698,220	2,958,220
Steven A. Splain
Qualifying Termination, no CIC	1,413,722	20,320	—	2,600,028	4,034,070
Qualifying Termination, CIC	—	20,320	—	2,600,028	2,620,348
CIC without Termination	—	—	—	299,471	299,471
Death or Disability Termination	210,000	—	—	2,600,028	2,810,028
Death or Disability Outside of Employment	210,000	—	—	2,600,028	2,810,028
Timothy Bruce(6)	—	—	—	—	—
(1)
Under their employment agreements, each named executive officer is entitled to receive a cash severance amount that consists of  (A) an annual bonus in an amount equal to his or her target bonus, pro-rated based on the number of days during the fiscal year that such executive was employed prior to the termination date, plus (B):

•
in the case of a Qualifying Termination not in connection with a change in control, an amount equal to the sum of  (x) 200% of base salary, and (y) the sum of such executive’s annual bonuses payable (if any) in respect of the two fiscal years (the “Reference Fiscal Years”) immediately prior to the termination date (or, as to Mr. Pappagallo, if the termination date occurs in 2013 or 2014, the sum of his annual bonuses will be deemed to be two times the annual target bonus applicable for the fiscal year terminated) (the total of  (x) and (y), the “Severance Target”); provided that if either Reference Fiscal Year is less than a full 12 months, then the annual bonus payable in respect of such fiscal year will be annualized prior to making the foregoing calculation; and

•
in the case of a Qualifying Termination that occurs on or within 45 days after a change in control, an amount equal to the excess, if any, of  (x) the Severance Target over (y) the sum of  (A) the value (as calculated by reference to the prices paid in connection with the change in control transaction) of such named executive officer’s Class B Units in the Partnerships (and/or any cash or property delivered in exchange for or as a distribution in respect of such Class B Units) and (B) an amount equal to the Brixmor LTIP Retention Payment (if such payment has previously been paid) (and, as to Mr. Pappagallo, an amount equal to the excess, if any, of  (x) the Severance Target over (y) the value (as calculated by reference to the prices paid in connection with the change in control transaction) of such named executive officer’s Class B Units in the Partnerships (and/or any cash or property delivered in exchange for or as a distribution in respect of such Class B Units)). The amounts reported under “Qualifying Termination, CIC” assume, based on the fair market value of the shares of our common stock received by the named executive officers in respect of such named executive officers’ Class B Units in the Partnerships as of December 31, 2014, that, if a Qualifying Termination in connection with a change in control had occurred on December 31, 2014, the Severance Target for each of the named executive officers would not have exceeded the sum of the value of such shares of common stock and the Brixmor LTIP Retention Payment and, therefore, that no additional cash severance for the named executive officers would have been paid.

(2)
Reflects the cost of providing the executive officer with a continuation of medical, dental and vision insurance under COBRA for a period of twelve months following the date of termination.

(3)
The Company’s named executive officers’ payments upon termination that become subject to tax under Code Section 4999 entitle them to a modified gross-up. In order for the executives to receive any gross-up on such payments, the payments must exceed the limit established under the Code for determining any tax is due by 120%. All of the named executive officers’ payments were below this limit (except for Mr. Pappagallo) and so would not have triggered a tax under Code Section 4999. Mr. Pappagallo’s payments exceeded the Code limit by more than 120%, so he would have been entitled to a gross-up payment.

(4)
In addition to the other amounts included in the table above, if a named executive officer were terminated as a result of a Qualifying Termination, such individual would receive:

•
full vesting of all unvested time-vesting and exit-vesting shares of restricted stock of the Company if the value of the Class A Units of BRE Retail Holdco L.P. and Blackstone Retail Transaction II Holdco L.P. held by Blackstone and the shares of the Company and BPG Subsidiary received in respect thereof (collectively, the “Blackstone Equity”) immediately prior to the termination date represents at least a 15% internal rate of return in respect of such Blackstone Equity, measured prior to any taxes payable on such cash;

•
full vesting of all unvested time-vesting and exit-vesting shares of restricted stock of the Company if (A) such Qualifying Termination occurs within two years following a transaction in which all or substantially all of the business operations and assets of the Company, have been combined with the business and assets of another business owned and controlled (at the time of the combination) by a third party not affiliated with Blackstone and the Company’s (a “Combination Transaction”) does not constitute more than 50% of the net assets of the combined businesses and (B) the value of the Blackstone Equity immediately prior to the termination date represents at least a 15% internal rate of return in respect of such Blackstone Equity, measured prior to any taxes payable on such cash; or

•
vesting of the number of unvested time-vesting shares of restricted stock of the Company that would have vested had such executive remained continuously employed for an additional six months.

All of the exit-vesting and time-vesting shares of our restricted stock received by our named executive officers in exchange for their Class B Units of the Partnerships were eligible to vest solely in connection with a Qualifying Termination because the value of the Blackstone Equity as of December 31, 2014 represented at least a 15% internal rate of return in respect of such Blackstone Equity, measured prior to any taxes payable on such cash. In addition, the amounts reported under “Qualifying Termination, CIC” assume that both the time-vesting and exit-vesting shares of our common stock received by our named executive officers in exchange for their Class B Units of the Partnerships would have vested if a Qualifying Termination had occurred on December 31, 2014 in connection with a Combination Transaction. The amounts reported are based on the fair market value of our common stock on December 31, 2014.

(5)
In addition to the vesting of time-vesting and exit vesting shares of restricted stock of the Company, if a named executive officer were terminated as a result of a Qualifying Termination, such individual would receive a portion of the RSU or LTIP Unit awards, as applicable, granted in 2014, with the number determined as follows:

•
the remaining 50% of the tranche 1 award that is scheduled to vest on January 1, 2016

•
with respect to tranche 2 of the award, based on actual performance through the most recently completed fiscal quarter, pro-rated based on the number of fiscal quarters completed prior to the termination date relative to the number of fiscal quarters in the relevant performance period (plus, in the case of LTIP Units, any LTIP Units earned in respect of dividend equivalents); and

•
with respect to tranche 3 of the award, based on actual performance through the termination date (plus, in the case of LTIP Units, any LTIP Units earned in respect of dividend equivalents);

•
provided, in each case, that any performance criteria based on achievement of company-wide strategic objectives or satisfaction of individual performance criteria will be deemed to be achieved or satisfied at target level.

For purposes of the foregoing, “Qualifying Termination” means means a termination of the individual’s employment (w) by the Company without “Cause” (as that term is defined in the Company’s Omnibus Incentive Plan, except that termination of the individual’s employment by the Company for poor performance (as determined by a majority of the management committee) shall constitute a termination by the Company for “Cause”) or while the individual has a Disability (as defined in the Company’s Omnibus Incentive Plan), (x) if the individual’s written employment agreement with the Company (or any affiliate) includes a definition of  “good reason” or “constructive termination,” by the individual for “good reason” or “constructive termination” (as defined in such written employment agreement) (y) which is a retirement, or (z) resulting from the individual’s death.
In addition, in the event of a Change in Control during the named executive officer’s employment and prior to the completion of any applicable performance period, such individual would receive a portion of the RSUs or LTIP Unit awards, as applicable, granted in 2014, with the number determined as follows:
•
the remaining 50% of the tranche 1 award that is scheduled to vest on January 1, 2016

•
with respect to tranche 2 of the award, based on actual performance through the most recently completed fiscal quarter, pro-rated based on the number of fiscal quarters completed prior to the date of the Change in Control relative to the number of fiscal quarters in the relevant performance period (plus, in the case of LTIP Units, any LTIP Units earned in respect of dividend equivalents); and

•
with respect to tranche 3 of the award, based on actual performance through the date of the Change in Control (plus, in the case of LTIP Units, any LTIP Units earned in respect of dividend equivalents);

•
provided, in each case, that any performance criteria based on achievement of company-wide strategic objectives or satisfaction of individual performance criteria will be deemed to be achieved or satisfied at target level.

(6)
Pursuant to the severance terms of his employment agreement, Mr. Bruce received cash severance of $1,755,536, representing the sum of his 2014 target annual bonus, pro-rated based on the number of days during the fiscal year that he was employed prior to his termination date plus (x) 200% of his base salary, and (y) the sum of his annual bonuses payable in respect of the two fiscal years immediately prior to the termination date. Mr. Bruce is also entitled to a continuation of medical, dental and vision insurance under COBRA for a period of twelve months following the date of his termination. In addition, pursuant to the terms of his restricted stock award agreement, 95,564 outstanding shares of restricted stock of the Company vested upon his termination and pursuant to the terms of his RSU Award Agreement, 10,193 outstanding RSUs held by Mr. Bruce vested upon his termination. See “Option Exercises and Stock Vested in Fiscal 2014.”

Compensation of Directors

In 2014, our directors who are also our employees or employees of Blackstone or Centerbridge received no compensation for their services as directors. Messrs. Berman and Deering, who were compensated for their services as directors in 2014, received annual fees as follows:
•
$60,000 in cash, paid quarterly in arrears; and

•
$17,500 in cash in committee fees (or $22,500 in cash for serving as chairperson of the audit committee).

In addition, on December 1, 2014, Messrs. Berman and Deering received a grant of 5,000 shares of restricted stock, which vest on the first anniversary of the grant date, for their service in fiscal 2014.
The table below sets forth information regarding director compensation, except for Mr. Carroll, which is detailed in the “Summary Compensation Table,” for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash	Equity Awards(a) ($)	Option Awards(a) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John G. Schreiber	$—	$—	$—	$—	$—	$—	—
A.J. Agarwal	—	—	—	—	—	—	—
Michael Berman	82,500	120,650(b)	—	—	—	—	203,150
Anthony W. Deering	77,500	120,650(b)	—	—	—	—	198,150
Jonathan D. Gray	—	—	—	—	—	—	—
Nadeem Meghji	—	—	—	—	—	—	—
William D. Rahm	—	—	—	—	—	—	—
William J. Stein	—	—	—	—	—	—	—
(a)
Equity Awards which were valued in accordance with ASC Topic 718, the authoritative guidance for stock compensation, represent grant date fair value for the shares of restricted stock granted during 2014. The assumptions used in the valuation are discussed in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(b)
Represents 5,000 shares of restricted stock, each valued at a grant date fair value of  $24.13.

Effective April 1, 2015, we revised our director compensation arrangement. Our directors who are also our employees or employees of Blackstone will continue to receive no additional compensation for their service as directors. The revised director fees are as follows:
•
$60,000 in cash, paid quarterly in arrears;

•
5,000 shares of restricted stock ,which vest on the anniversary of the grant date;

•
$17,500 in cash in fees for service on the audit committee (or $22,500 in cash for serving as chairperson of the audit committee;

•
$12,500 in cash in fees for service on the nominating and corporate governance committee; and

•
$12,500 in cash in fees for service on the compensation committee.

Compensation Committee Interlocks and Insider Participation

During the 2014 fiscal year, the members of the Compensation Committee were Messrs. Rahm, Schreiber and Stein, none of whom was, during the fiscal year, an officer or employee of the Company and none of whom was formerly an officer of the Company. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, one of whose executive officers served on the compensation committee or as a director of the Company. Messrs. Schreiber and Stein are affiliates of Blackstone and Mr. Rahm is an affiliate of Centerbridge. We are parties to certain transactions with Blackstone and Centerbridge described in the “Transactions with Related Persons” section of this proxy.

Ownership of Securities
The following table and accompanying footnotes set forth information regarding the beneficial ownership of the Outstanding Brixmor Interests as of April 6, 2015 by: (1) each person known to us to beneficially own more than 5% of the outstanding voting securities of Brixmor Property Group Inc., (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Name of beneficial owner	Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(1)	Number of OP Units Beneficially Owned(2)	Percentage of All Outstanding Brixmor Interests(1)(2)
Principal Shareholder
Blackstone(3)	121,971,475	40.86%	5,591,960	41.92%
Directors and Named Executive Officers(4):
Michael A. Carroll(5)	977,920	*	65,821	*
John G. Schreiber(6)	—	—	—	—
A.J. Agarwal(7)	—	—	—	—
Michael Berman(8)	15,000	*	—	*
Anthony W. Deering(8)	57,925	*	—	*
Jonathan D. Gray(7)	431,921	*	—	*
William D. Rahm(8)	5,000	*	—	—
William J. Stein(7)	—	—	—	—
Thomas W. Dickson(8)	5,000	*	—	—
Michael V. Pappagallo	364,866	*	33,368	*
Steven F. Siegel	348,115	*	14,630	*
Dean Bernstein	266,876	*	12,802	*
Steven A. Splain	267,577	*	10,974	*
Timothy Bruce	270,961		18,701	*
Directors and Executive Officers as a Group (15 persons)(9)	2,997,109	1.0%	154,202	1.04%
*
Less than 1%.

(1)
Assumes 298,483,602 shares of our common stock and 5,821,285 OP Units outstanding as of April 6, 2015.

(2)
Subject to certain requirements and restrictions, the OP Units are redeemable for cash or, at our option, exchangeable for shares of our common stock, on a one-for-one basis, subject to the ownership limit and other restrictions on ownership and transfer of our stock set forth in our charter. Beneficial ownership of OP Units reflected in this table is presented separately from the beneficial ownership of the shares of our common stock for which such OP Units may be exchanged. Amounts shown for Messrs. Carroll and Pappagallo include 17,833 LTIP Units and 10,490 LTIP Units respectively. Upon satisfaction of minimum allocations to the capital accounts of the LTIP Units for federal income tax purposes, each LTIP Unit may be converted, at the election of the holder, into an OP Unit. The aggregate amount of OP Units held by Directors and Executive Officers as a group includes 30,157 LTIP Units.

(3)
Amounts beneficially owned reflect 710,848 shares of our common stock directly held by Blackstone Retail Transaction II Holdco L.P. (“Blackstone Retail Transaction II”). Amounts beneficially owned also reflect 30,711,084 shares of our common stock directly held by BRX BRPTP II Holdco LLC. BRX BRPTP II Holdco LLC is a wholly-owned subsidiary of Blackstone Retail Transaction II. The general partner of Blackstone Retail Transaction II is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The managing member of BREA VI L.L.C. is Blackstone Holdings III L.P.

Amounts beneficially owned also reflect 64,473,886 shares of our common stock directly held by BRX Holdco II LLC, 1,661,253 shares of our common stock directly held by BRX Holdco LLC, 6,683,669 shares of our common stock directly held by BRX BREP VI.TE.1 Holdco A LLC, 14,380,654 shares of our common stock held directly by BRX BREP VI.TE.2 Holdco A LLC, 106,770 shares of our common stock directly held by BRX BREH VI Holdco A LLC, and 183,178 shares of our common stock directly held by BRX BREH VI-ESC Holdco A LLC.
BRX Holdco II LLC is a wholly-owned subsidiary of BRX Holdco LLC. BRX Holdco LLC is a wholly-owned subsidiary of BRE Retail Holdco L.P. BRX BREP VI.TE1 Holdco A LLC is a wholly-owned subsidiary of Blackstone Real Estate Partners VI.TE.1 L.P. BRX BREP VI.TE2 Holdco A LLC is a wholly-owned subsidiary of Blackstone Real Estate Partners VI.TE.2 L.P.
The general partner of each of BRE Retail Holdco L.P., Blackstone Real Estate Partners VI.TE.1 L.P. and Blackstone Real Estate Partners VI.TE.2 L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The managing member of BREA VI L.L.C. is Blackstone Holdings III L.P.
BRX BREH VI Holdco A LLC is a wholly-owned subsidiary of Blackstone Real Estate Holdings VI L.P. BRX BREH VI-ESC Holdco A LLC is a wholly-owned subsidiary of Blackstone Real Estate Holdings VI-ESC L.P. BREP VI Side-by-Side GP L.L.C. is the general partner of each of Blackstone Real Estate Holdings VI L.P. and Blackstone Real Estate Holdings VI-ESC L.P. Blackstone Holdings III L.P. is the sole member of BREP VI Side-by-Side GP L.L.C.
Amounts beneficially owned also reflect 2,849,183 shares of our common stock directly held by BRX Throne REIT Holdco A LLC, 3,804 shares of our common stock directly held by BRX Throne REIT BREH VII Holdco A LLC, and 19,531 shares of our common stock directly held by BRX Throne REIT BREH VII-ESC Holdco A LLC.
Each of BRX Throne REIT BREH VII Holdco A LLC and BRX Throne REIT BREH VII Holdco B LLC is a wholly-owned subsidiary of Blackstone Real Estate Holdings VII L.P. Each of BRX Throne REIT BREH VII-ESC Holdco A LLC and BRX Throne REIT BREH VII-ESC Holdco B LLC is a wholly-owned subsidiary of Blackstone Real Estate Holdings VII-ESC L.P.
Each of BRX Throne REIT Holdco A LLC and BRX Throne REIT Holdco B LLC is a wholly-owned subsidiary of BRE Throne REIT Holdco LLC. The sole member of BRE Throne REIT Holdco LLC is BRE Throne REIT Parent LLC. The members of BRE Throne REIT Parent LLC are the BRE Southeast Retail Partnerships (as defined below), Blackstone Real Estate Partners VII.F L.P., Blackstone Real Estate Partners VII.TE.4 L.P., Blackstone Real Estate Partners VII.TE.5 L.P., and Blackstone Real Estate Partners VII.TE.6 L.P.
Amounts beneficially owned also reflect 4,797,283 OP Units directly held by BRE Southeast Retail and 794,677 OP Units directly held by BRE Throne JV. BRE Southeast Retail is owned by Blackstone Real Estate Partners VII.F L.P., Blackstone Real Estate Partners VII L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Partners VI.TE.3 L.P., Blackstone Real Estate Holdings VII L.P., Blackstone Real Estate Holdings VII-ESC L.P. and Blackstone Family Real Estate Partnership VII-SMD L.P. (the “BRE Southeast Retail Partnerships”) and Blackstone Real Estate Partners VII.F (AV) L.P. The sole member of BRE Throne JV is BRE Throne Parent LLC. The sole member of BRE Throne Parent LLC is BRE Throne Parent Holdco LLC. The sole member of BRE Throne Parent Holdco LLC is BRE Throne Holdings Member LLC. The sole member of BRE Throne Holdings Member LLC is BRE Throne NR Parent LLC (“BRE Throne Parent”). BRE Throne Parent is owned by the BRE Southeast Retail Partnerships, Blackstone Real Estate Partners VII.F (AV) L.P., Blackstone Real Estate Partners VII.TE.4 L.P., Blackstone Real Estate Partners VII.TE.5 L.P., and Blackstone Real Estate Partners VII.TE.6 L.P.
The general partner of Blackstone Family Real Estate Partnership VII-SMD L.P. is Blackstone Family GP L.L.C., which is in turn, wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. BREP VII Side-By-Side GP L.L.C. is the general partner of both Blackstone Real Estate Holdings VII-ESC L.P. and Blackstone Real Estate Holdings VII L.P. The sole member of BREP VII Side-By-Side GP L.L.C. is Blackstone Holdings III L.P.

The general partner of each of Blackstone Real Estate Partners VII.F L.P., Blackstone Real Estate Partners VII.F (AV) L.P., Blackstone Real Estate Partners VII L.P., Blackstone Real Estate Partners VII.TE.1 L.P., Blackstone Real Estate Partners VII.TE.2 L.P., Blackstone Real Estate Partners VII.TE.3 L.P., Blackstone Real Estate Partners VII.TE.4 L.P., Blackstone Real Estate Partners VII.TE.5 L.P. and Blackstone Real Estate Partners VII.TE.6 L.P. is Blackstone Real Estate Associates VII L.P. The general partner of Blackstone Real Estate Associates VII L.P. is BREA VII L.L.C. The managing member of BREA VII L.L.C. is Blackstone Holdings III L.P.
Amounts beneficially owned also reflect 187,615 shares of our common stock directly held by Stephen A. Schwarzman.
The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the shares directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such shares. The address of each of Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.
As of January 9, 2015, Blackstone entities have pledged, hypothecated or granted security interests in approximately 144.2 million shares of our common stock pursuant to a margin loan agreement with customary default provisions, and may pledge additional shares under such margin loan agreement in the future. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of common stock pledged to them and may seek recourse against the borrower.
(4)
Our named executive officers for 2014 were Michael A. Carroll, Michael V. Pappagallo, Steven F. Siegel, Dean Bernstein, Steven A. Splain and Timothy Bruce.

(5)
Mr. Carroll owns 15,000 of our common stock jointly with his spouse.

(6)
Mr. Schreiber is a partner and co-founder of Blackstone Real Estate Advisors, which is affiliated with Blackstone. Mr. Schreiber disclaims beneficial ownership of the shares beneficially owned by Blackstone.

(7)
Messrs. Agarwal, Gray and Stein are each employees of Blackstone, but each disclaims beneficial ownership of the shares beneficially owned by Blackstone. The address for Messrs. Agarwal, Gray and Stein is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(8)
As described in “Compensation of Directors,” each of Mr. Berman and Mr. Deering received, at the time of the IPO, a grant of 5,000 shares of restricted stock and, on December 1, 2014, a grant of 5,000 shares of restricted stock. In addition to shares of our common stock awarded to him by the Company, Mr. Deering also owns jointly with his spouse, 45,700 shares of our common stock. In addition, amounts shown for Mr. Deering include 2,225 shares held directly by The Charlesmead Foundation. Mr. Deering serves on the board of directors of The Charlesmead Foundation and therefore may be deemed to have shared voting and investment power over shares held directly by The Charlesmead Foundation. In addition, amounts shown for each of Messrs. Dickson and Rahm include 5,000 shares of our common stock granted on April 1, 2015.

(9)
Mr. Bruce was not employed by the Company after November 28, 2014 and his shares are not included in these totals.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of such reports and written representations from our executive officers, directors, Blackstone and Centerbridge, we believe that our executive officers, directors, Blackstone and Centerbridge complied with all Section 16(a) filing requirements during 2014, except that each of Messrs. Carroll, Pappagallo, Siegel, Bernstein, Splain and Bruce and Ms. Singh had one late filing in which each failed to report one transaction.

Transactions with Related Persons
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under the policy, a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our board of directors. No related person transaction will be executed without the approval or ratification of our board of directors or a duly authorized committee of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under our categorical independence standards included in our Corporate Governance Guidelines and the rules and regulations of the SEC, the NYSE and the Internal Revenue Code of 1986.

IPO Property Transfers

In 2013, in connection with the IPO, the Company acquired interests in 43 properties (the “Acquired Properties”) from certain investment funds affiliated with Blackstone in exchange for 15,877,791 OP Units having a value equivalent to the value of the Acquired Properties. In connection with the acquisition of the Acquired Properties, the Company intended to repay approximately $74.1 million of indebtedness to Blackstone attributable to certain of the Acquired Properties, approximately $66.6 million of which was repaid with a portion of the net proceeds of the IPO and approximately $7.5 million of which was repaid on March 7, 2014.
Also in connection with the IPO, the Company created a separate series of interest in the Operating Partnership that allocates to certain funds affiliated with Blackstone and Centerbridge Partners L.P.
(owners of the Operating Partnership prior to the IPO) (the “pre-IPO owners”) all of the economic consequences of ownership of the Operating Partnership’s interests in 47 properties that the Operating Partnership historically held in its portfolio (the “Non-Core Properties”). The Operating Partnership caused all but one of the Non-Core Properties to be transferred to the pre-IPO Owners on January 15, 2014. The remaining Non-Core Property was transferred to the mortgage lender with respect to such property on March 27, 2014, at which time the separate series of interest in the Operating Partnership relating to the Non-Core Properties was terminated.
We refer to the above-described contributions and distributions as the “IPO Property Transfers.”

Property Management Agreements

We have been managing certain properties owned by Blackstone and its affiliates. Following the IPO, we continued to manage the Non-Core Properties pursuant to management agreements for which we received customary management, leasing and other fees.
Property and asset management fees received from Blackstone and its affiliates were $1.745 million for the year ended December 31, 2014. The fees and expense reimbursements payable to us under the property and asset management agreements are generally consistent with what would be charged to a third party owner that is not affiliated with Blackstone. The agreements are generally terminable by the owner in the event of a sale or upon 30 days’ written notice.

Stockholders’ Agreement

In 2013, in connection with the IPO, we entered into a stockholders’ agreement with Blackstone and its affiliates. This agreement requires us to nominate a number of individuals designated by Blackstone for election as our directors at any meeting of our stockholders (each a “Blackstone Director”) such that, upon the election of each such individual, and each other individual nominated by or at the direction of our board of directors or a duly-authorized committee of the board, as a director of our company, the number of Blackstone Directors serving as directors of our company will be equal to: (1) if our pre-IPO owners and their affiliates together continue to beneficially own at least 50% of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is greater than 50% of the total number of directors comprising our board of directors; (2) if our pre-IPO owners and their affiliates together continue to beneficially own at least 40% (but less than 50%) of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is at least 40% of the total number of directors comprising our board of directors; (3) if our pre-IPO owners and their affiliates together continue to beneficially own at least 30% (but less than 40%) of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is at least 30% of the total number of directors comprising our board of directors; (4) if our pre-IPO owners and their affiliates together continue to beneficially own at least 20% (but less than 30%) of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is at least 20% of the total number of directors comprising our board of directors; and (5) if our pre-IPO owners and their affiliates together continue to beneficially own at least 5% (but less than 20%) of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is at least 10% of the total number of directors comprising our board of directors. For so long as the stockholders’ agreement remains in effect, Blackstone Directors may be removed only with the consent of Blackstone. In the case of a vacancy on our board created by the removal or resignation of a Blackstone Director, the stockholders’ agreement will require us to nominate an individual designated by Blackstone for election to fill the vacancy. In addition, the stockholders’ agreement and our charter and bylaws require that certain amendments to our charter and bylaws, and any change to the number of our directors, will require the consent of Blackstone.
On January 16, 2015, when Blackstone ceased to own a majority of the shares of our common stock, Nadeem Meghji, a Blackstone Director, resigned from our board of directors to ensure that Blackstone employees no longer constituted a majority of our board of directors.
The stockholders’ agreement will remain in effect until Blackstone is no longer entitled to nominate a Blackstone Director pursuant to the stockholders’ agreement, unless Blackstone requests that it terminate at an earlier date.

Exchange Agreement

On November 10, 2014, we exchanged all Outstanding BPG Subsidiary Shares for shares of our common stock pursuant to the exchange agreement with the holders of the Outstanding BPG Subsidiary Shares entered into at the time of the IPO.

Registration Rights Agreement

In 2013, in connection with the IPO, we entered into a registration rights agreement that provides Blackstone an unlimited number of  “demand” registrations and customary “piggyback” registration rights. Under the registration rights agreement, we also agreed to register the delivery to the exchanging party of shares of our common stock upon exchange or redemption of Outstanding OP Units or, if such registration is not permitted, the resale of such shares of common stock by such exchanging party. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act.

Indemnification Agreements

In 2013, we entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Other

We have engaged Blackstone Advisory Partners L.P., an affiliate of Blackstone, to provide certain financial consulting services for aggregate fees of  $1.3 million in connection with the public offerings of our common stock by certain stockholders in July and November of 2014. Such fees were reimbursed to the Company by the underwriters in full.

Equity Compensation Plan Information
The following table provides information about our Equity Compensation Plans as of December 31, 2014:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted–average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	788,400	$—	14,137,471
Equity compensation plan not approved by security holders	—	—	—
Total	788,400	—	14,137,471

Stockholder Proposals for the
2016 Annual Meeting
If any stockholder wishes to propose a matter for consideration at our 2016 Annual Meeting of Stockholders, the proposal must be mailed to our Secretary, Brixmor Property Group Inc., 420 Lexington Avenue, New York, New York 10170 in accordance with the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) or the advance notice provisions of our Bylaws. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2016 Annual Meeting Proxy Statement and form of proxy to be made available in April 2016, the proposal must be received by our Corporate Secretary on or before December 22, 2015. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
Our bylaws currently provide that, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Company, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the one hundred fiftieth (150th) day nor later than the close of business, Eastern Time, on the one hundred twentieth (120th) day prior to the first anniversary of the date the company’s proxy statement is released to shareholders determined in accordance with Rule 14a-8 promulgated under the Exchange Act, for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary date of the preceding year’s annual meeting, in order for the notice to be timely, such notice must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business, Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting, as originally convened, or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice. Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors in increased, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date the company’s proxy statement is released to shareholders for the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary of the Company at the principal executive offices of the Company not later than 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which such public announcement is first made by the Company.
A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Steven F. Siegel, 420 Lexington Avenue, New York, New York 10170, (212) 869-3000.

Other Business
The Board does not know of any other matters that may be properly brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,
Steven F. Siegel
Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.brixmor.com) and click on “Financial Information” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2014, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Secretary
Brixmor Property Group Inc.
420 Lexington Avenue
New York, New York 10170

BRIXMOR PROPERTY GROUP INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFBRIXMOR PROPERTY GROUP INC.FOR THE ANNUAL MEETING OF STOCKHOLDERSTO BE HELD ON WEDNESDAY, JUNE 3, 2015The undersigned hereby appoints Michael V. Pappagallo and Steven F. Siegel as proxies, each with full power ofsubstitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares ofcommon stock of Brixmor Property Group Inc. held of record by the undersigned on April 9, 2015 (the “Record Date”), at the2015 annual meeting of stockholders to be held on June 3, 2015 (the “Annual Meeting”), and at any adjournment orpostponement thereof, and further authorizes such proxies to vote in their discretion upon such other matters as may properlycome before such annual meeting of stockholders (including any motion to amend the resolutions proposed at the meeting andany motions to adjourn the meeting) and at any adjournment or postponement thereof.This proxy card, when properly executed and delivered, will be voted in the manner directed on the reverseside. If no designation is made, the shares will be voted as the Board of Directors recommends, as indicated on thereverse side, and in the discretion of the proxy upon such other matters as may properly come before the meeting.Please mark, date, sign, and mail your proxy promptly in the envelope
providedIMPORTANT: SIGNATURE REQUIRED ON THE OTHER SIDEPLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.KEEP THIS PORTION FOR YOUR RECORDS.Important Notice for Brixmor Property Group Inc. Stockholders2015 Annual Meeting of StockholdersWednesday, June 3, 201510:00 a.m. Eastern Daylight TimeOffices of Simpson Thacher & Bartlett LLP425 Lexington Ave., New York, NY 10017Important Notice Regarding the Availability of Proxy Materials:The Proxy Statement, our Annual Report on Form 10-K and our2014 Annual Report to Stockholders are available at:http://www.viewproxy.com/Brixmor/2015Address changes/comments:

Please mark your votes like this ☒

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____
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Date: ______________________________, 2015

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PROXY VOTING INSTRUCTIONS

INTERNET

Vote Your Proxy on the Internet:

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Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “ FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “ FOR”PROPOSALS 2 AND 3.1. To elect nine directors to serve until our next annual meeting of stockholdersand until their successors are duly elected and qualify.Please markyour voteslike this FORAGAINSTABSTAINNominees: 2. To ratify the appointment of FORWITHHOLDErnst & Young LLP as our independent01 Michael A. Carroll registered public accounting firm for 2015.02 John G. Schreiber03 A.J. Agarwal04 Michael Berman05 Anthony W. Deering06 Thomas W. Dickson07 Jonathan D. Gray08 William D. Rahm09 William J. Stein3. To approve, on a non-binding advisory basis, the compensation paid to ournamed executive officers.YES NOPlease indicate if you plan to attend this meeting NOTE: Please sign as name appears hereon. Joint owners should eachsign. When signing as attorney, executor, administrator, corporate officer,trustee or guardian, please give full title as such.SignatureSignature (if held jointly)Date: ,2015For address changes and/or comments, please check this box and write them on the back where indicatedCONTROL NUMBERPLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.CONTROL NUMBERPROXY VOTING INSTRUCTIONSPlease have your control number ready when voting by Internet or TelephoneMAILVote Your Proxy by Mail:Mark, sign, and date your proxycard, then detach it, and return itin the postage-paid envelopeprovided.TELEPHONEVote Your Proxy by Phone:Call 1 (888) 693-8683Use any touch-tone telephone tovote your proxy. Have your proxycard available when you call.Follow the voting instructions tovote your shares.INTERNETVote Your Proxy on the Internet:Go to www.cesvote.comHave your proxy card availablewhen you access the abovewebsite. Follow the prompts tovote your shares